Exhibit 10.1

BUSINESS LOAN AGREEMENT

(REVOLVING LINE OF CREDIT AND TERM LOAN AGREEMENT)

This Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement) (this “Agreement”) is made as of March 13, 2020, by and between REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP (“Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”):

A.	Borrower is engaged in the business of originating real estate loans to third-party borrowers.

B.	Borrower has applied to Lender for credit in an amount not to exceed the principal sum of Ten Million and No/100 Dollars ($10,000,000.00).

C.	Lender has agreed to extend credit to Borrower upon and subject to all covenants, terms, and conditions hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.

DEFINITIONS.

The definitions set forth in the Recitals are incorporated herein by reference. Capitalized terms not defined in this Agreement have the meanings given them in the California Uniform Commercial Code. For purposes of this Agreement, the following terms shall have the following meanings:

“Adjusted Tangible Net Worth” means, as of any date of determination, for any Person, the Net Worth of such Person minus: (a) all Consolidated Assets of such Person which would be classified as intangible assets under GAAP, including but not limited to goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges; and (b) all amounts due from related companies.

“Advance” means any advance or disbursement of Loan Proceeds pursuant to this Agreement.

“Agreement” means this Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement), as originally executed or as it may be modified, supplemented, extended, renewed or amended from time to time.

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, into which the Persons is merged, or which acquires all or substantially all of the assets of the Person.

“Allonge” means an attachment securely affixed to a Collateral Loan Note (and included in the Collateral Loan Document Package) containing the endorsement by Borrower of the Collateral Loan Note to Lender, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference.

“Anti-Money Laundering Laws” means the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 1 3324—Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended through the date hereof, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

“Appraisal” means an appraisal of the Underlying Collateral, or such other report reasonably acceptable to Lender, performed and prepared by a duly licensed or certified appraiser and possessing all qualifications required by applicable Laws, setting forth the appraiser’s opinion and determination of the fair market value of the Underlying Collateral; said Appraisal shall meet all requirements and approaches to value as shall be necessary or appropriate in order to comply with all customary and generally accepted appraisal standards within the appraisal industry and in accordance with Lender’s reasonable requirements, and all applicable Laws governing Lender’s operations (including, but not limited to, the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA), and Uniform Standards of Professional Appraisal Practice (USPAP).

“Assets” has the meaning usually given that term in accordance with GAAP, including subordinated debts owed by a Person to holders of equity in the Person if the Person is a business entity, but excluding sums due to the Person from Affiliates.

“Assignment of Deed of Trust” means each Collateral Assignment of Deed of Trust and Related Documents executed and delivered by Borrower to Lender in connection with any Collateral Loan to be secured by real property and included in the Collateral Loan Document Package, substantially in the form attached hereto as Exhibit B and incorporated herein by this reference (with such modifications to such form as may be required in order for such form to be recorded in the real property records of the applicable jurisdiction).

“Authorized Person” means any person duly authorized by a general borrowing resolution of the Borrower, or in the absence of such a resolution, board minutes. As of the date hereof, the following persons currently, individually or collectively, are authorized to request Advances and authorize payments until the Lender receives from the Borrower, at the Lender’s address, written notice of revocation of their authority: Michael R. Burwell or Lorene (“Lori”) Randich.

“Availability” means the lesser of (a) the Credit Limit and (b) the Borrowing Base.

“Borrower’s knowledge” “knowledge of Borrower” and all other references to the “knowledge” or “awareness” of Borrower shall mean the actual knowledge of any employee of Borrower.

“Borrower Loans” means loans originated by Borrower to third-party borrowers and secured by real property collateral.

“Borrower’s Loan Portfolio” means those Borrower Loans held by Borrower for Borrower’s own account.

“Borrowing Base” means, as set forth in detail in the chart attached hereto as Exhibit E and incorporated by reference herein, the lesser of (i) an amount equal to a percentage of the unpaid principal balance of those Collateral Loans that are deemed to be Eligible Receivables by Lender, in Lender’s reasonable judgment (“LTB”) or (ii) an amount equal to a percentage of the appraised value (as reflected in the most recent Appraisal of the underlying real property collateral delivered by Borrower to, and accepted and approved by, Lender) of the underlying real property collateral securing those Collateral Loans that are deemed to be Eligible Receivables by Lender, in Lender’s reasonable judgment, up to the Credit Limit (“LTV”). In addition, no Eligible Receivable shall be included in the Borrowing Base (measured from the date such Eligible Receivable was first included in the Borrowing Base) for a period in excess of the “Dwell Time” set forth on Exhibit E hereto that is applicable to such Underlying Collateral.

“Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit C attached hereto.

“Business Day” means Monday through Friday, excluding any day of the year on which banks are required or authorized to close in California.

“Collateral” means all real property and personal property security for the Loan, including Borrower Loans.

“Collateral Deed of Trust” means any deed of trust or mortgage, as applicable, and assignment of rents executed and delivered by a Collateral Loan Obligor to secure repayment of a Collateral Loan, in form and content satisfactory to Lender in its reasonable opinion and judgment, which deed of trust (i) encumbers real property that is located in California, (ii) is not developed with a single family owner-occupied residence, unless such Collateral Loan is made for a business purpose, (iii) is the primary collateral for a Collateral Loan, as determined by Lender in its reasonable and absolute opinion and judgment, and (iv) which has a first (1st) lien priority on the Underlying Collateral.

“Collateral Loan” means a Borrower Loan that has been pledged to Lender as Collateral, and all “Pledged Property” as defined in the Pledge Agreement.

“Collateral Loan Documents” means all instruments, agreements, and documents evidencing and securing all covenants, terms, and conditions of a Collateral Loan, in form and content satisfactory to Lender in its reasonable opinion and judgment, duly executed by a Collateral Loan Obligor to and in favor of Borrower and pledged to Lender as security for Advances by Lender to Borrower and the other obligations of Borrower hereunder and under the other Loan Documents.

“Collateral Loan Document Package” means: all instruments, agreements, and documents described in Schedule 1 attached to this Agreement and incorporated herein by reference either in original or photocopy form as therein provided, evidencing and/or securing the Advance therein requested and/or the Collateral Loan therein described.

“Collateral Loan Fee” means, with respect to each Collateral Loan, (a) $75.00 for a single-family or multi-family investor loan up to four (4) units; and (b) $250.00 for all other commercial real estate loans, as applicable.

“Collateral Loan Note” means the promissory note executed or to be executed by each Collateral Loan Obligor to evidence a Collateral Loan, in form and content satisfactory to Lender in its reasonable opinion and judgment.

“Collateral Loan Obligor” means a Person which is obligated by contract or by operation of law to pay and/or perform any or all of the indebtedness and other obligations of the borrower under and arising out of a Collateral Loan and Collateral Loan Documents evidencing and securing the same, including, without limitation, a Person designated as borrower or co-borrower thereunder and a Person guaranteeing said indebtedness and/or other obligations, whether by pledge of collateral or by agreeing to be personally liable therefor.

“Commitment Term” means that period during which Loan Proceeds may be disbursed under this Agreement, which is a period commencing on the date of this Agreement and expiring March 13, 2022.

“Compensating Balance Account(s)” means all checking, savings or money market accounts maintained at Lender by Borrower, and/or Borrower’s Affiliates in aggregate, including the Operating Account; but shall not include certificates of deposit.

“Consolidated” means the consolidation of any Person, with its properly consolidated subsidiaries, in accordance with GAAP.

“Conversion Fee” means the sum of one-quarter of one percent (0.25%) of the then outstanding principal balance of the Loan for an extension of the initial Maturity Date if requested and given in accordance with the provisions of Section 4.12, below.

“Credit Limit” means Ten Million and No/100 Dollars ($10,000,000.00).

“Debt Service” means all regularly scheduled payments of principal and interest payable by Borrower to Lender under the Note; provided that following the conversion of the Loans into a term loan, “Debt Service” shall not include (i) the twenty-five percent (25%) quarterly installment payments of principal or (ii) the payment of the entire unpaid obligation outstanding under the Note on the Maturity Date, in each case, to the extent set forth in the Note.

“Debt Service Coverage Ratio” shall mean, at any given time, the ratio of (a) EBITDA to (b) Debt Service.

“EBITDA” shall mean, at any given time, the sum of (a) the Net Operating Income, (b) all depreciation and amortization expenses deducted in determining the Net Operating Income, (c) interest paid on all indebtedness and monetary obligations deducted in determining Net Operating Income, and (d) the aggregate amount of federal and state income taxes on or measured by income of Parent that were deducted in determining the Net Operating Income, all as determined in accordance with GAAP.

“Eligible Receivables” means those Collateral Loans which Lender, in its reasonable discretion, shall deem eligible for borrowing, based on such considerations as Lender may from time to time deem appropriate in its reasonable discretion. Without limitation, Eligible Receivables shall not include the following (with any receivable other than an Eligible Receivable being deemed an “Ineligible Receivable”):

(a) Collateral Loans for which any required payments are more than sixty (60) days past due;

(b) Collateral Loans that are in default or otherwise non-performing;

(c) Any Collateral Loan for which judicial foreclosure proceedings are pending under or with respect to the Collateral Deed of Trust securing such Collateral Loan;

(d) Any Collateral Loan that is not secured by a Collateral Deed of Trust with a first (1st) lien priority on the Underlying Collateral;

(e) Intentionally Omitted;

(f) Collateral Loans which have materially incomplete loan documentation or for which any loan documentation is not fully executed;

(g) Collateral Loans that are more than sixty (60) days past their maturity date;

(h) Collateral Loans for which the Collateral Loan Documents do not provide for the creation of a perfected first priority lien upon and/or security interest in all Underlying Collateral and are not otherwise in form and substance satisfactory to Lender in its reasonable discretion;

(i) Any Collateral Loan that is secured by property outside of the state of California;

(j) Any Collateral Loan that is secured by residential property which is entirely owner occupied and not made for a business purpose;

(k) Collateral Loans for which any executory obligations remain to be performed by Borrower or any subsequent holder or assignee of the Collateral Loan Documents;

(l) Collateral Loans for which any levy has been made on any Underlying Collateral therefor and such levy has not been bonded or insured over or shall continue unstayed for ninety (90) days or more after the date Borrower becomes aware of such levy;

(m) Any real estate owned by Borrower;

(n) Any Collateral Loan that is secured by a Collateral Deed of Trust encumbering land to be developed with ground up construction;

(o) Any Collateral Loan that is secured by a Collateral Deed of Trust encumbering property used for any other purpose other than multi-family residential, retail, office, industrial, investor-owned single family residential, mixed use, single family loans made for a business purpose, warehouses, office condominiums, or as otherwise approved by Lender in its reasonable discretion, subject to the sublimits set forth on Exhibit E;

(p) Any Collateral Loan that is required to be removed as part of the Borrowing Base pursuant to the terms of this Agreement; and

(q) Any Underlying Collateral which Borrower elects to remove from the Borrowing Base by providing written notice to Lender.

“Event of Default” means any of those occurrences specified in Section 7.

“Financial Statements” means balance sheets, income statements, reconciliations of capital structure, statements of sources and applications of funds, and true and complete copies of income tax returns (bearing the original signature of the relevant taxpayer), all prepared in accordance with GAAP.

“Financing Statement” means one or more financing statements (Form UCC-1) given by Borrower to Lender covering the Loan Collateral.

“GAAP” means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person providing such financial information, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

“Governmental Agency” means any federal, state or local governmental or quasi-governmental agency.

“Gross Income” means, for any given time, any and all revenues, income, receipts and money owed to or received by or on behalf of, and moneys due to, a Person, solely from such Person’s use, operation, management and/or conduct of its businesses, including, without limitation, (a) gross revenues derived from such Person’s operation and possession of any real property, and (b) proceeds derived from (1) accounts receivable, (2) inventory and other tangible and intangible property and (3) contract rights and other rights and assets now or hereafter owned by such Person in connection with its business, as calculated by Borrower in its reasonable discretion and in accordance with GAAP.

“Guarantor” means Michael R. Burwell, an individual.

“Guaranty” means a written guaranty of Guarantor in favor of Lender, in form and substance satisfactory to the parties, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.

“Initial Advance” shall mean that certain advance or disbursement of Loan Proceeds by Lender to Borrower, in the amount specified in a Request for Advance, upon satisfaction of the terms and conditions in this Agreement for the making of the Initial Advance, including without limitation pledging the Initial Loan Collateral to Lender.

“Initial Loan Collateral” shall mean those Borrower Loans set forth on Exhibit D attached hereto, which shall be pledged to Lender as Collateral for the Loan.

“Initial Loan Collateral Document Package” shall mean, for the Initial Loan Collateral: all instruments, agreements, and documents described in Schedule 1 attached to this Agreement and incorporated herein by reference, either in original or photocopy form as therein provided, evidencing and securing the Initial Loan Collateral therein described.

“Laws” means all federal, state, and local laws, rules, regulations, ordinances, and codes.

“Liabilities” shall have the meaning usually given that term in accordance with GAAP.

“Loan” means the total amount of Advances, as described in Section 4 of this Agreement in a principal amount not to exceed the Availability at any one time.

“Loan Closing” shall mean the date on which the Initial Advance is disbursed, upon and subject to satisfaction and performance of all covenants and conditions of the Loan as hereinafter provided.

“Loan Collateral” means all of the following personal property and related rights of Borrower, whether now existing or hereafter acquired or arising, whether now owned or hereafter acquired, and wherever located: (1) all Collateral Loan Documents, (2) all of Borrower’s right, title and interest in and to all Underlying Collateral, including, without limitation, all Underlying Collateral repossessed and acquired by Borrower by foreclosure or by transfer or retention in lieu of foreclosure, and (3) all proceeds of the foregoing, including, without limitation, all proceeds in the form of accounts, instruments, chattel paper, contract rights, general intangibles, deposit accounts, insurance policies, insurance proceeds, and returned premiums for insurance.

“Loan Documents” means this Agreement, the Note, any Guaranty and such other documents as Lender may reasonably require as evidence of and/or security for the Loan, together with each Assignment of Deed of Trust, Pledge Agreement, Allonge, Financing Statement and all other instruments, agreements, and documents evidencing and securing the Advances made and to be made by Lender hereunder and all obligations hereunder and herein described, including, without limitation, all those documents described in Section 4.5 below, and in Schedule 1 hereto, as applicable.

“Loan Fee” means the sum of $50,000.00 payable by Borrower to Lender for the making of the Loan, which shall be fully earned by Lender at Loan Closing.

“Loan Proceeds” means all funds advanced by Lender as an Advance to Borrower under this Agreement.

“Maturity Date” means March 13, 2022, subject to earlier acceleration upon the terms and conditions provided in the Note, and also subject to extension in connection with the conversion of the Loan to a term loan as provided in Section 4.12 of this Agreement.

“Net Operating Income” means, at any given time, the amount by which Gross Income exceeds Operating Expenses, as calculated by Borrower in accordance with its reasonable discretion and GAAP.

“Net Worth” of any Person shall mean, as of any date, an amount equal to all Consolidated Assets of such Person minus such Person’s Consolidated Liabilities, each as determined in accordance with GAAP.

“Note” means the Promissory Note of even date herewith, in the face amount of the Loan, executed by Borrower in favor of and payable to Lender, or order, which shall be in form and content satisfactory to the parties, in their reasonable discretion, as the same may be amended, modified and/or supplemented from time to time.

“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control.

“OFAC Prohibited Person” means a country, territory, individual or person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from the Collateral directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.

“Operating Account” means Borrower’s demand deposit account with Lender, bearing the account number to be advised by Lender, into which Advances are deposited.

“Operating Expenses” means, at any given time, the sum of the current expenses of operation, maintenance and conducting of the businesses of a Person, as calculated by Borrower in its reasonable discretion and in accordance with GAAP; provided, however, Operating Expenses shall not include Debt Service, or any allowance for depreciation, renewals or replacement of capital assets or any other noncash charges.

“Parent” means Redwood Mortgage Corp., a California corporation.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a Governmental Agency.

“Pledge Agreement” means the Pledge and Security Agreement, as the same may be amended, modified and/or supplemented from time to time, duly executed and delivered to Lender by Borrower, whereby Borrower grants to Lender a security interest in Borrower’s Loan Collateral.

“Request for Advance” means each written request for an Advance under this Agreement prepared and delivered by Borrower to Lender in the form and with the information requested by Lender, which request shall be deemed to constitute Borrower’s representation and warranty to Lender that all conditions to the Advance therein requested have been satisfied.

“Request for Approval as Eligible Receivable” means each written request for approval of any Collateral Loan (including any Borrower Loan that in connection with such approval as an Eligible Receivable will become a Collateral Loan) as an Eligible Receivable under this Agreement prepared and delivered by Borrower to Lender in writing in a form acceptable to Lender in its reasonable discretion, which request shall be accompanied by a Collateral Loan Document Package and shall be deemed to constitute Borrower’s representation and warranty to Lender that all conditions to (i) such Collateral Loan being an Eligible Receivable, (ii) all Collateral Loan Documents therein described and (iii) all Loan Documents tendered concurrently therewith, in each case, have been satisfied.

“Section” means a numbered or lettered paragraph, sub-paragraph or other division of this Agreement, and all references in this Agreement to a Section (other than references to statutes) are to Sections of this Agreement.

“Underlying Collateral” means the real property and any and all other assets of any Collateral Loan Obligor, or of other Persons, pledged or otherwise assigned to Borrower as collateral security for repayment of any Collateral Loan, as more fully described in the Collateral Loan Documents; and including all land and improvements described in the Collateral Loan Document Package, including, without limitation, all fixtures, rights, rights of way, easements, rents, income, and profits, and all policies and proceeds of insurance and other interests appurtenant thereto which shall be encumbered by a Collateral Deed of Trust constituting a valid and enforceable trust deed lien of record thereon.

“Unused Line Fee” means a quarterly fee equal to one-half of one percent (0.50%) per annum on the average daily difference between one-half of the Credit Limit and the aggregate unpaid principal amount of outstanding Advances. The Unused Line Fee shall be payable as provided in Section 4.1.1.4.

SECTION 2.

INTERPRETATIONS

2.1. NUMBER, GENDER. Any defined terms used in the plural shall include the singular and such terms shall encompass all members of the relevant class.

2.2. SCHEDULES AND EXHIBITS. All schedules and exhibits to this Agreement are incorporated herein by reference.

2.3. OTHER TERMS. Capitalized terms other than accounting terms, and not defined herein, have the meanings given them in the California Uniform Commercial Code. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include), without limitation.”

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to Lender as of the date of this Agreement, the date any Loan Proceeds are disbursed to Borrower, and each and every date during the term of the Loan, or any portion thereof, as the context admits or requires, that:

3.1. CAPACITY. Borrower is a limited partnership, formed under the laws of California and duly qualified to do business in the State of California and in any state in which the nature of its business requires it to be so qualified and is lawfully empowered and possesses the capacity to enter into and carry out the terms and provisions of this Agreement.

3.2. VALIDITY OF LOAN DOCUMENTS. The Loan Documents are and shall continue to be in all respects valid and binding upon Borrower according to their terms, The execution and delivery by Borrower of and the performance by Borrower of all its obligations under the Loan Documents have been duly authorized by all necessary action and do not and will not:

3.2.1 Require any consent or approval not heretofore obtained or any other Person.

3.2.2 Violate any provision of other agreements to which Borrower is bound.

3.2.3 Result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature (other than under the Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by Borrower.

3.2.4 To Borrower’s knowledge, violate any provision of any Laws, or of any order, writ, judgment, injunction, decree, determination, or award.

3.2.5 To Borrower’s knowledge, result in a breach of or constitute a default under, cause or permit the acceleration of any obligation owed under, or require any consent under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected.

3.3. NOT IN DEFAULT OR VIOLATION. To Borrower’s knowledge, Borrower is not (i) in default under or in violation of any Laws, order, writ, judgment, injunction, decree, determination or award which could cause a material adverse impact to the financial condition of Borrower or (ii) under any obligation, agreement, instrument, loan, or indenture, whether to Lender or otherwise, or any lease which could cause a material adverse impact to the financial condition of Borrower. To Borrower’s knowledge, no event has occurred and is continuing, or would result from the making of any Advance, which constitutes an Event of Default.

3.4. NO GOVERNMENTAL APPROVALS REQUIRED. Borrower does not require any authorization, consent, approval, order, license, exemption from, or filing, registration, or qualification with, any Governmental Agency in connection with the execution and delivery by Borrower, and the performance by Borrower, of all or any of its obligations under the Loan Documents.

3.5. TAX LIABILITY. Borrower has filed and shall file all tax and related information returns (federal, state, and local) required to be filed and has paid and shall pay (subject to Borrowers right to withhold payment while it contests, in good faith, the amount and applicability of any such taxes) all taxes shown thereon to be due, including interest and penalties, if any.

3.6. FINANCIAL STATEMENTS. All Financial Statements, tax returns and other financial information of Borrower which have heretofore been submitted to Lender fairly present the financial position of Borrower at the date of its preparation.

3.7. PENDING LITIGATION. There are no actions, suits, or proceedings pending, or to the knowledge of Borrower or Guarantor threatened, against or affecting Borrower, or involving the validity or enforceability of any of the Loan Documents, except actions, suits, and proceedings that are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower or Guarantor to perform its obligations under the Loan Documents, and neither Borrower nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Agency.

3.8. VIOLATION OF LAWS. Borrower has no knowledge of any violations or notices of violations of any Laws which would materially and adversely impact the Loan Collateral.

3.9. COMPLIANCE WITH ENVIRONMENTAL LAWS. To Borrower’s knowledge, Borrower does not presently, and will not in the future, use, store, manufacture, generate, transport to or from, or dispose of any toxic substances, hazardous materials, hazardous wastes, radioactive materials, flammable explosives or related material on or in connection with any property or the business of Borrower on any property. To Borrower’s knowledge, Borrower does not presently, and will not in the future, permit any lessee on any property to use, store, manufacture, generate, transport to or from, or dispose of any hazardous materials on or in connection with any property or the business on any property, except to the extent the foregoing are used in the ordinary course of business. “Hazardous materials,” and “hazardous waste” shall include, but not be limited to, such substances, materials and wastes which are or become regulated under applicable Laws or which are classified as hazardous or toxic under applicable Laws.

3.10. SOLVENCY. Borrower is and shall continue to be able to pay its debts as they mature and the realizable value of its Assets is, and at all times that it may have obligations hereunder shall continue to be, sufficient to satisfy any and all obligations hereunder.

3.11. PRINCIPAL PLACE OF BUSINESS. If Borrower hereafter intends to move its principal place of business, it shall first give prior written notice to Lender of its intention so to move, the date that such move is anticipated, and its new address.

3.12. PERMITS. Borrower possesses all licenses and permits that are required by Law to conduct its business.

3.13. NO ERISA PLAN. Borrower does not maintain a plan under the Employee Retirement Income Security Act of 1974, as amended from time to time.

3.14. FULL DISCLOSURE. To the best of Borrower’s knowledge, all information in the loan application, financial statements, certificates, or other documents and all information prepared and delivered by Borrower or its Affiliates to Lender in obtaining the Loan is correct and complete in all material respects, and there are no omissions therefrom that result in such information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof. To Borrower’s knowledge, all information in any loan application, financial statement, certificate or other document prepared and delivered to Lender on behalf of Borrower by Persons other than Borrower or its Affiliates, and all other information prepared and delivered to Lender on behalf of Borrower by Persons other than Borrower Party or its Affiliates in applying for the Loan is correct and complete in all material respects, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof.

3.15. USE OF PROCEEDS; MARGIN STOCK. The proceeds of each Advance will be used by Borrower solely for the purposes specified in this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any Loan Documents to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect. Borrower and Borrower’s Affiliates own no “margin stock”.

3.16. GOVERNMENTAL REGULATION. Borrower is not subject to regulation under the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other Law which regulates the incurring by Borrower of indebtedness, including but not limited to laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

SECTION 4.

THE LOAN

4.1. REVOLVING LINE OF CREDIT; TERM LOAN.

4.1.1 Revolving Line of Credit. Upon the request of Borrower, in the form of a Request for Advance, made at any time and from time to time during the Commitment Term, and so long as there is no Event of Default continuing beyond any applicable grace and/or notice period under the Loan Documents, Lender shall make Advances to Borrower, subject to the covenants, terms and conditions of the Loan Documents; provided that Lender shall not be obligated to make Advances to Borrower whenever the aggregate principal amount of all Advances outstanding at any time exceeds or would exceed, at any one time, the Availability. Borrower may repay Advances and obtain new Advances within the Availability, subject to the provisions of this Agreement, provided such Advances are requested and complete Collateral Loan Document Packages are submitted to Lender prior to the expiration of the Commitment Term. This is a revolving line of credit providing for Advances. During the Commitment Term, Borrower may repay principal amounts and reborrow them. Borrower agrees not to permit the outstanding principal balance of Advances under the line of credit to exceed the Availability. Subject to the other terms and conditions of this Agreement, Borrower agrees as follows:

4.1.1.1 Maximum Amount of Advances.

(a) The total amount of Advances available to Borrower is limited to the Borrowing Base, which shall be calculated by Lender, in Lender’s sole, but reasonable, determination, upon receipt of the Borrowing Base Certificate as set forth herein. Borrower acknowledges that an Eligible Receivable shall remain in the Borrowing Base until such Eligible Receivable becomes an Ineligible Receivable. In the event that any Eligible Receivable used in calculating the Borrowing Base becomes an Ineligible Receivable, Lender may, at its option, and in its sole, but reasonable, discretion, re-calculate the Borrowing Base. At no time shall the aggregate outstanding Advances exceed the Availability. If, at any time, the aggregate outstanding Advances exceeds the Borrowing Base or the Credit Limit, then Borrower shall either repay Lender forthwith such amount as may be necessary to eliminate such excess or increase the Borrowing Base as set forth herein as may be necessary to eliminate such excess.

(b) In no event shall the amount advanced by reason of a single Collateral Loan exceed $2,000,000.00.

4.1.1.2 Method for Request for Advances. Each Request for an Advance under the Loan shall be made by an Authorized Person completing, executing and delivering a Request for Advance and Borrowing Base Certificate to Lender. Each Request for Advance shall be deemed delivered only upon actual receipt by Lender at the address specified in Section 9.4 hereof (or at the E-Mail address of Lender specified in Section 9.4 hereof) of such Request for Advance. Lender shall have the right, but not the obligation to conduct any preliminary due diligence desired by Lender, which shall be at Borrower’s reasonable expense after the occurrence and during the continuation of an Event of Default. If Lender makes a preliminary determination in Lender’s reasonable opinion that (a) the requested Advance does not satisfy Lender’s underwriting criteria or (b) any of the conditions precedent set forth in Section 4 or elsewhere in this Agreement have not been satisfied, Lender shall have no obligation to make the requested Advance; otherwise Lender shall promptly make such Advance into the Operating Account. From the Loan Closing to the end of the Commitment Term, Borrower may borrow and repay the Advances in whole or in part, and reborrow, all in accordance with the terms and conditions of this Agreement. Borrower shall have no right to borrow on or after the end of the Commitment Term. The Lender shall incur no liability to the Borrower for dispersing Advances into the Operating Account upon any request referred to herein which the Lender believes in good faith to have been made by an Authorized Person. Borrower may request Advances as needed based on and subject to the available Borrower Base and the other terms and conditions of this Agreement.

4.1.1.3 Initial Advance. Upon satisfaction of the terms and conditions as required hereunder for the making of the Initial Advance and the pledging of the Initial Loan Collateral, including without limitation, satisfaction of the conditions precedent as set forth in Section 4.4.1 and Section 4.5, Lender shall disburse the Initial Advance to Borrower.

4.1.1.4 Unused Line Fee. Commencing with the calendar quarter ending September 30, 2020, for each calendar quarter during which the aggregate average daily unpaid principal amount of outstanding Advances is less than fifty percent (50%) of the Credit Limit, Borrower shall pay to Lender, from its own funds, the Unused Line Fee. The Unused Line Fee shall be calculated on a calendar quarterly basis by Bank for the preceding calendar quarter, and shall be due and payable by Borrower to Lender in arrears on the tenth (10th) Business Day following the last day of each March, June, September and December during the Commitment Term, commencing with the calendar quarter ending on September 30, 2020. The Unused Line Fee shall be non-refundable, and shall be deemed fully earned by Lender upon the expiration of each calendar quarter during the Commitment Term of the Loan (commencing with the calendar quarter ending on September 30, 2020).

4.1.2 Option for Term Loan. Upon expiration of the Commitment Term, Borrower shall have the option of converting the Loan to a term loan in an amount not to exceed the then outstanding principal balance of the Loan, and, in connection therewith, extending the Maturity Date to March 13, 2023, pursuant to and as more particularly described in Section 4.12, below.

4.2. NOTE; PAYMENTS; INTEREST RATE.

4.2.1 Each Advance shall be evidenced by the Note, and shall accrue interest at the rate provided therein.

4.2.2 Compensating Balances. Borrower and/or its Affiliates in the aggregate shall maintain the Compensating Balance Account(s) with a minimum daily average balance of not less than $1,000,000.00 at all times (“Compensating Balance Amount”) during the term of the Loan, to be reviewed quarterly, beginning with the calendar quarter ending June 30,

2020, for the preceding three (3) consecutive calendar month period of time. Should the Compensating Balance Amount fail to be maintained during any calendar quarter ending on March 31, June 30, September 30 or December 31, during the term of the Loan (“Quarter”), the interest rate that is applicable on the Note during such Quarter shall automatically be increased by one-quarter of one percent (0.25%) over the interest rate that would otherwise be applicable on the Note for the next Quarter, retroactive to the beginning of such Quarter for the entirety of such Quarter (“Increased Rate”). Borrower shall pay to Lender, within thirty (30) days upon demand by Lender, an amount equal to the additional interest accruing under the Note during such Quarter by reason of the Increased Rate.

4.2.3 Borrower will repay in full all principal under the Note and all interest accrued thereon on the Maturity Date, subject to earlier acceleration upon the terms and conditions set forth in the Note.

4.3. PURPOSE OF ADVANCES; LOAN FEE.

4.3.1 Loan Proceeds of each Advance under this Agreement shall be used by Borrower exclusively to fund one or more Borrower Loans.

4.3.2 The Loan Fee shall be paid by Borrower to Lender in accordance with Section 4.1.1.4 above. The Loan Fee will be in addition to all other fees mentioned in this Agreement, and shall be deemed the Loan Fee shall be deemed fully earned and non refundable when paid, whether or not any Loan Proceeds are disbursed at any time.

4.4. CONDITIONS PRECEDENT. In addition to all other conditions of the effectiveness of this Agreement, the obligations of Lender pursuant to this Agreement shall be subject to the satisfaction or waiver by Lender of the following conditions:

4.4.1 Borrower, at its sole expense, shall deliver to Lender, at its office at 2701 E. Camelback Road, Suite #110, Phoenix, Arizona 85016, on or before the date of the Initial Advance, unless otherwise indicated, the following, in form and substance satisfactory to Lender, in Lender’s reasonable opinion and judgment:

(a) This Agreement;

(b) The Note;

(c) The Pledge Agreement;

(d) A Guaranty executed by Guarantor;

(e) A Request for Advance in respect of the Initial Advance (electronic delivery of each Request for Advance to Lender is acceptable);

(f) The Initial Loan Collateral Document Package;

(g) The Financing Statement;

(h) Resolutions and/or other authorizations of Borrower and such other Persons as Lender shall request, evidencing, without limitation, approval and authorization of the transactions contemplated hereunder and the documents and instruments to be executed by Borrower in connection herewith; and

(i) Such reasonable additional assignment, agreements, certificates, reports, approvals, instruments, documents, financing statements, consents, and opinions which are necessary for Lender to perfect its interests in the Collateral Loan Documents.

4.4.2 Borrower shall have opened the Operating Account with Lender;

4.4.3 Lender shall have approved the Financial Statements of Borrower;

4.4.4 No suit, action, or other proceeding of material consequence shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith;

4.4.5 Borrower shall have paid to Lender any fees and charges due under the terms of the Loan Documents;

4.4.6 Lender shall have conducted, or caused to be conducted, (i) a field audit of Borrower (including, without limitation, of Borrower’s processes, practices and regulatory compliance), the results of which must be satisfactory to Lender, in Lender’s reasonable opinion and judgment, and (ii) background checks of Borrower and such other Persons as Lender shall require, the results of which must be satisfactory to Lender, in Lender’s reasonable opinion and judgment;

4.4.7 Lender’s security interest in all Collateral Loans then in existence shall have been perfected by the filing of the Financing Statement, delivery of the original Collateral Loan Documents, recording of any Collateral Loan Documents and shall be and remain a first priority perfected security interest in and to all such Collateral Loans, subject only to such action as may be required under applicable law to perfect Lender’s security interest in collateral subsequently acquired by Borrower pursuant to each Collateral Loan;

4.4.8 There shall be no breach of any warranty or representation of Borrower; and

4.4.9 There shall be no event or circumstance which constitutes an Event of Default under this Agreement.

4.5. CONDITIONS OF ADVANCES. Lender’s obligation to make each Advance (including the Initial Advance) shall be subject to the satisfaction or waiver by Lender of the following additional conditions precedent, in addition to all other conditions of each Advance provided elsewhere in this Agreement and in the other Loan Documents:

4.5.1 All conditions to this Agreement under Section 4.4 above (other than those set forth in Section 4.4.1), shall be satisfied in full;

4.5.2 Borrower shall have delivered to Lender a fully executed Request for Advance;

4.5.3 Concurrent with each Request for an Advance, Borrower shall execute and deliver to Lender (i) a fully completed and executed Borrowing Base Certificate and (ii) an updated summary, in form and detail satisfactory to Lender, of the Collateral Loans and other Borrower Loans in Borrower’s Loan Portfolio detailing the status of such Collateral Loans and other Borrower Loans, including without limitation, outstanding amounts due, status of performance, status of real property collateral and other information that may be required by Lender for each Borrower Loan;

4.5.4 Borrower shall have paid to Lender the Collateral Loan Fee for each Collateral Loan (including, without limitation, each of the Collateral Loans included in the Initial Loan Collateral) that is approved by Lender as an Eligible Receivable and pledged to Lender as Collateral;

4.5.5 No event or circumstance shall have occurred or be continuing which constitutes an Event of Default continuing beyond any applicable grace and/or notice period;

4.5.6 Lender shall have received payment of the reasonable fees and costs actually incurred by Lender in connection with each Advance and the preparation of the Loan Documents, including, but not limited to, reasonable third-party attorneys’ fees;

4.5.7 Lender shall have approved the Collateral Loans that have qualified as Eligible Receivables (as provided in Section 4.6) in connection with the Request for Advance; and

4.6. ELIGIBLE RECEIVABLES

4.6.1 Approval of Eligible Receivables. Lender shall have no obligation to consider any Collateral Loan (including any Borrower Loan that in connection with the approval thereof as an Eligible Receivable will be a Collateral Loan) for approval as an Eligible Receivable unless and until the following conditions precedent are satisfied in Lender’s reasonable and absolute opinion and judgment, in addition to all other conditions to approval of any Eligible Receivable provided elsewhere in this Agreement and in the other Loan Documents:

(a) Borrower shall prepare and deliver to Lender, for Lender’s review and approval, a complete Collateral Loan Document Package, in form and content acceptable to Lender in its reasonable judgment evidencing and otherwise pertaining to the Collateral Loan between Borrower and its Collateral Loan Obligor;

(b) All terms and conditions of the Collateral Loan and all Collateral Loan Documents pertaining thereto shall comply with all requirements for Collateral Loans as provided in this Agreement;

(c) Borrower’s security interest in all Underlying Collateral shall then, or thereafter concurrently with actual disbursement of Loan Proceeds to or for the account of a Collateral Loan Obligor, constitute a valid, enforceable, and duly perfected security interest in the Underlying Collateral in a first priority position and all proceeds thereof;

(d) No event or circumstance shall have occurred or be continuing which constitutes an Event of Default beyond any applicable grace and/or notice period;

(e) Borrower shall deliver to Lender the Collateral Loan Document Package, including, without limitation, an executed Assignment of Deed of Trust, Allonge and all other items set forth in Schedule 1 attached hereto;

(f) Borrower shall execute and deliver to Lender a Supplement to the Pledge Agreement, Allonge, and an Assignment of Deed of Trust (which shall be retained by Lender and not recorded unless an Event of Default continuing beyond any applicable notice and/or grace period occurs under this Agreement), for each Collateral Loan, and Lender’s security interest in all Loan Collateral and related rights of Borrower with respect to each Collateral Loan shall then, or thereafter concurrently with actual disbursement of Loan Proceeds to or for the account of Borrower, be a valid, enforceable and first priority perfected security interest in and to all such Loan Collateral, and all proceeds thereof;

(g) Any title policy included within any Collateral Loan Document Package shall include such endorsement(s) as Lender deems necessary or appropriate, in its reasonable judgment, including, without limitation, insuring the validity, priority and enforceability of Borrower’s security interest in the Collateral Deed of Trust; and

(h) All conditions of the funding by Borrower of the Collateral Loan shall have been satisfied in accordance with the provisions of the Collateral Loan Documents and Borrower shall have fully funded the Collateral Loan.

4.6.2 Review of Collateral Loan Document Package; Approval of Eligible Receivables. Lender shall have a period of five (5) Business Days following submission by Borrower of a completed Collateral Loan Document Package for any Collateral Loan within which to review and approve or disapprove Borrower’s request to approve such Collateral Loan as an Eligible Receivable (“Borrower’s Request”); provided, however, that in the event that Lender fails to notify Borrower, within such five (5) Business Day period, of its approval or disapproval of such Borrower’s Request, then Borrower may send a written notice to Lender reiterating such Borrower’s Request (a “Restated Request”), and Lender shall have a further period of five (5) Business Days following Lender’s receipt of such Restated Request within which to notify Borrower of Lender’s approval or disapproval of such Borrower’s Request. If, within the aforementioned period, Lender has not notified Borrower in writing that such Collateral Loan is approved as an Eligible Receivable, then Lender shall be deemed to have not approved such Collateral Loan and such Collateral Loan shall not be an Eligible Receivable and no longer be deemed a Collateral Loan as set forth in Section 4.7.8.

4.6.3 Termination of Approval of Eligible Receivables. Notwithstanding any approval by Lender of any Collateral Loan as an Eligible Receivable, any such approval shall be deemed to terminate if, at any time an Eligible Receivable fails to meet any criteria set forth in the definition of “Eligible Receivable”. Upon any such termination of an approval as an Eligible Receivable, the applicable Collateral Loan shall automatically cease to be an Eligible Receivable and a Collateral Loan and be removed from the Borrowing Base and, if the aggregate outstanding amount of Advances then exceeds the updated Availability, Borrower shall repay the Advances or increase the Borrowing Base as set forth in Section 4.1.1. Notwithstanding the removal of any such Collateral Loan from the Borrowing Base, such Collateral Loan shall remain a “Collateral Loan” until, and unless, such Collateral Loan is released pursuant to Section 4.7.

4.6.4 Appraisals. The initial Appraisal of any underlying real property collateral securing any Borrower Loan (including, without limitation, any Appraisals of the underlying real property collateral securing the Borrower Loans comprising the Initial Loan Collateral) shall be provided by Borrower to Lender, at Borrower’s expense.

4.6.5 Environmental Surveys. Borrower shall obtain a public environmental database survey acceptable to the Lender on all loans collateralized by commercial real estate. At Lender’s request, Borrower shall deliver a Phase I, and if indicated, a Phase II environmental survey by a qualified environmental engineer indicating an absence of environmental concerns identified in the environmental database survey with regard to the Underlying Collateral of any Collateral Loan, satisfactory to Lender and its counsel. Any such environmental survey shall be prepared at the Borrower’s expense.

4.7. RELEASE OF COLLATERAL LOANS. Borrower may request that any Borrower Loan constituting a Collateral Loan be released as a Collateral Loan, and the liens and security interests of Lender therein be released, and, if such Borrower Loan is also an Eligible Receivable, that such Borrower Loan cease to be an Eligible Receivable, provided, that:

4.7.1 Borrower shall provide Lender a written request to remove such Borrower Loan as a Collateral Loan, which request shall specify the requested date for the removal of such Borrower Loan as a Collateral Loan;

4.7.2 Lender shall have received at least three (3) Business Days prior to the requested date of removal of such Borrower Loan as a Collateral Loan, a Borrowing Base Certificate presenting Borrower’s computation of the Borrowing Base as of the requested date of removal and after giving effect to the removal of such Borrower Loan as a Collateral Loan and, if such Borrower Loan is also an Eligible Receivable, after giving effect to such Borrower Loan ceasing to be an Eligible Receivable;

4.7.3 After giving effect to the removal of such Borrower Loan as a Collateral Loan and, after giving effect to such Borrower Loan ceasing to be an Eligible Receivable, the outstanding Advances shall not exceed the Borrowing Base or the Borrower shall commit to either repay the Advances or increase the Borrowing Base as set forth in Section 4.1.1;

4.7.4 No event or circumstance which constitutes an Event of Default continuing beyond any applicable grace and/or notice period under this Agreement shall exist prior to or after giving effect to the removal of such Borrower Loan as a Collateral Loan;

provided that neither this Section 4.7.4 nor anything in the Loan Documents shall prevent the release of any Underlying Collateral that Borrower is required to return to Collateral Loan Obligors pursuant to applicable Law;

4.7.5 Lender shall have received a certificate signed by an authorized officer of Borrower certifying that the conditions in subsections 4.7.3 and 4.7.4 of this Section 4.7 are satisfied;

4.7.6 Borrower shall have provided to Lender such documents, in form and substance satisfactory to Lender in its sole, but reasonable, discretion, as may be necessary to release Lender’s liens and security interests in the Collateral Loan Documents; and

4.7.7 Notwithstanding anything to the contrary contained in this Agreement, if Borrower as lender under the Collateral Loan, is required by Law or the terms of the Collateral Loan Documents to release the Collateral Loan Obligor from the Collateral Loan; then (i) Lender shall immediately release the Collateral Loan to Borrower, and if such Borrower Loan is also an Eligible Receivable, after such release it shall cease to be an Eligible Receivable, and (ii) within two (2) Business Days of such Release, Borrower shall provide a Borrowing Base Certificate presenting Borrower’s computation of the Borrowing Base as of the date of removal.

4.7.8 Notwithstanding anything to the contrary contained herein, if a Collateral Loan is not deemed an Eligible Receivable or ceases to be an Eligible Receivable and Borrower has satisfied each of the terms set forth in this Section 4.7.8 to Lender’s reasonable satisfaction, it shall no longer be a Collateral Loan and Lender shall immediately release the Collateral Loan to Borrower.

4.8. REPAYMENT. In addition to other provisions set forth herein, repayment of the Loan will be required as follows:

4.8.1 Interest and principal payments under the Loan shall be due and payable to Lender pursuant to the provisions of the Note.

4.8.2 Intentionally Omitted.

4.8.3 All payments hereunder or under the Note shall be made by Borrower without any offset or deduction for or on account of any present or future taxes, imposts or duties, of whatever nature, imposed or levied by or on behalf of any Governmental Agency. If at any time, whether by reason of any present or future Law or other requirement, Borrower shall be compelled by such Law or other requirement to deduct or withhold such taxes, imposts or duties, Borrower shall pay such additional amounts to Lender as may be necessary such that every net payment under this Agreement and the Note on which Borrower is obligated, after such deduction or withholding, will not be less than the amount required hereunder or thereunder.

4.8.4 Whenever any payment to be made under this Agreement and the Note shall be due on a day other than a Business Day of Lender, such payment may be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of payment of interest hereunder and under the Note.

4.9. DEPOSIT ACCOUNT. Borrower hereby grants, assigns, pledges and hypothecates to Lender a first priority security interest in all of Borrower’s right, title and interest in the Operating Account maintained by Borrower with Lender, as security for each and all of the undisputed obligations of Borrower to Lender under the Loan Documents. Notwithstanding anything to the contrary contained herein, Borrower shall not be deemed to ever grant, assign, pledge or hypothecate a security interest in any trust account.

4.10. NO AUTOMATIC SET-OFF. The existence of any sum or sums being on deposit with Lender shall in no way constitute a set off against or be deemed to compensate the obligations of the Loan or any payment or performance due under the Loan Documents or this Agreement, unless and until Lender, by affirmative action, shall so apply said accounts or any portion thereof, and then only to the extent applied by Lender.

4.11. RELIANCE BY LENDER AND ACQUITTANCE. Lender may conclusively assume that the statements, facts, information, and representations contained herein and/or in any affidavits, orders, receipts, or other written instrument(s) that are filed with Lender or exhibited to it by an Authorized Person, are true and correct, and Lender may rely thereon without any investigation or inquiry.

4.12. CONVERSION TO TERM LOAN. Upon expiration of the Commitment Term (“Conversion Date”), Borrower shall have the option of converting the Loan to a term loan in an amount not to exceed the then outstanding principal balance of the Loan, and, in connection therewith, extending the Maturity Date to March 13, 2023, upon the occurrence of each and all of the following conditions, each of which must occur or be satisfied (or waived by Lender in writing), as applicable, by no later than the Conversion Date:

4.12.1 As of the Conversion Date, no Event of Default continuing beyond any applicable grace and/or notice period shall exist under any of the Loan Documents and Borrower shall be in full compliance with each term, condition and covenant contained in this Agreement and the other Loan Documents;

4.12.2 Borrower shall have provided Lender a written request for extension of the Maturity Date no later than thirty (30) days prior to the Conversion Date;

4.12.3 There shall have occurred no material adverse change in the financial conditions of Borrower from that which existed as of Loan Closing;

4.12.4 Borrower shall provide Lender with such reasonable additional assignments, agreements, certificates, reports, approvals, instruments, documents, subordination agreements, financing statements, consents and opinions as Lender may reasonably request in connection with conversion of the Loan to a term loan;

4.12.5 Borrower shall pay to Lender, from Borrower’s own funds, all fees, costs and expenses of Lender arising from or relating to the conversion of the Loan to a term loan, including, without limitation, Lender’s reasonable third-party legal expenses; and

4.12.6 Borrower shall have paid the Conversion Fee to Lender, from Borrower’s own funds, which Conversion Fee shall be deemed fully earned and non-refundable to Borrower upon (i) receipt by Lender, and (ii) conversion of the Loan to a term loan as contemplated by this Section 4.12.

4.13. NO ADVANCES AFTER CONVERSION TO TERM LOAN. If the Loan is converted to a term loan under Section 4.12, above, Borrower shall not be entitled to any new Advance of Loan Proceeds, and shall not request the same from and after the Conversion Date.

SECTION 5.

THE COLLATERAL LOANS

Borrower hereby assigns, pledges, transfers, hypothecates and sets over to Lender a first priority security interest in all of its right, title and interest in and to the Collateral as security for the Loan. Borrower shall use commercially reasonable efforts to fully and faithfully perform and satisfy all covenants and conditions of the Collateral Loan Documents and as of the closing of each Collateral Loan, shall take all commercially reasonable steps necessary and appropriate in order to perfect Borrower’s security interest and lien upon all Underlying Collateral and to perfect Lender’s security interest in all Loan Collateral. Borrower shall not make any Collateral Loan to any Person other than a Collateral Loan Obligor without Lender’s prior written consent. Borrower shall service the Collateral Loan in accordance with this Agreement and all applicable Laws and, to the extent not expressly governed thereby, will, at a minimum, exercise the same degree of care as Borrower exercises with respect to the servicing and administration of loans held by Borrower for its own account. Without limiting the generality of the foregoing standards, Borrower’s servicing duties and authority shall include the following:

5.1. COLLECTION. Borrower shall diligently and promptly take all commercially reasonable steps necessary and/or appropriate under the circumstances to cause all Collateral Loan Obligors to make full and timely payment of all obligations due under the Collateral Loan Documents.

5.2. MONITORING COMPLIANCE; NO MODIFICATIONS. Borrower shall use commercially reasonable efforts to monitor and verify material compliance by Collateral Loan Obligors with all obligations under the Collateral Loan Documents. Borrower shall not modify, amend or waive any provision of the Collateral Loan Documents that (a) lowers the interest rate on the Collateral Loan Note below the rate set forth therein, (b) extends the Collateral Loan for a period of more than eighteen (18) months, or (c) would otherwise make a Collateral Loan that would no longer qualify as an Eligible Receivable, in each case, without the written consent of Lender, which Lender may give or withhold in its sole discretion. Borrower shall promptly provide Lender written notice and a copy of any amendment, modification or waiver made to the Collateral Loan Documents. Borrower hereby authorizes Lender, in Lender’s sole discretion, to perform a collateral audit on any Collateral Loan at any time during the term of the Loan (but so long as no Event of Default has occurred and is continuing, not more than once per calendar year), utilizing an auditor acceptable to Lender, and at Borrower’s reasonable expense.

5.3. MAINTENANCE OF INSURANCE; SETTLEMENT. Borrower shall use commercially reasonable efforts to cause the Collateral Loan Obligors to at all times insure the Underlying Collateral against loss or damage by fire and other risks as shall be required pursuant to the Collateral Loan Documents, with Borrower to be the loss payable beneficiaries and/or additional insureds as their respective interests appear. In the event of any damage or destruction of the Underlying Collateral, or any taking of all or a portion of the Underlying Collateral by power of eminent domain, Borrower shall take any and all commercially reasonable action as may be necessary or appropriate to make a timely claim for proceeds or an award to which the holder of the Collateral Loan Documents is or may then be entitled.

5.4. MANAGEMENT OF PROPERTY. If Borrower acquires title to or possession of the Underlying Collateral, Borrower (i) shall take all reasonable steps necessary to cause the Underlying Collateral to be properly managed, maintained, repaired, and adequately insured, and (ii) to the extent provided by Law, shall cause all rents and other income and proceeds and other rights generated from the Underlying Collateral and any insurance proceeds to be properly collected and applied for the account and benefit of Borrower and/or Lender according to their respective interests in the Underlying Collateral.

5.5. REPORTING. Should Borrower at any time become actually aware of the occurrence of any loss, damage, destruction, waste, presence or release of any hazardous substance, or nuisance upon or from the Underlying Collateral, Borrower shall promptly report to Lender Borrower’s findings and such other information related to such occurrence as Lender may reasonably request.

5.6. MAINTENANCE OF SECURITY INTEREST. Borrower shall perfect, and use commercially reasonable efforts to maintain the perfected status and priority, of all security for the Collateral Loans, including, but not limited to, all security interests in personal property and real property security. Without limiting the generality of the foregoing, Borrower shall cause to be filed at all appropriate locations all such financing statements as shall be required or permitted pursuant to the Collateral Loan Documents, and all continuation statements extending the financing statements.

5.7. REPORTING AND REMITTANCE. Within thirty (30) days following the end of each calendar month, Borrower shall prepare and deliver to Lender a written report of the status of each Collateral Loan as of the end of such calendar month, which report shall include, to the extent known by Borrower or in Borrower’s possession, the following and all other information regarding each Collateral Loan as Lender may request from time to time: (a) the name and address of the Collateral Loan Obligors, and the loan number; (b) the principal amount of all advances, and all accrued and unpaid interest, on each Collateral Loan, and the date last paid and next due date; and (c) the existence of any breach or default by Collateral Loan Obligors under the Collateral Loan Documents.

5.8. DEFAULT BY COLLATERAL LOAN OBLIGORS; THIRD PARTY CLAIMS

5.8.1 In the event of any breach or default by any Collateral Loan Obligor in the payment or performance of any obligations under the Collateral Loan Documents of a Collateral Loan, then, so long as no Event of Default shall have then occurred and be continuing beyond any applicable grace and/or notice period, Borrower shall have the right and obligation to promptly and diligently exercise and enforce any and all rights and remedies available to Borrower under such Collateral Loan Documents and by operation of law in order to collect all indebtedness thereunder and to realize upon and liquidate all Underlying Collateral related to such Collateral Loan in payment thereof, including, without limitation, by commencing and pursuing to completion foreclosure of all liens and security interests (or otherwise reaching a settlement or work out with such Collateral Loan Obligor) encumbering the Underlying Collateral related to such Collateral Loan. Borrower shall also timely file and pursue any and all claims which the holder of such Collateral Loan Documents shall be entitled to assert against third parties as may be necessary or appropriate in order to prevent losses to the Underlying Collateral or to the Loan Collateral related to a Collateral Loan, including, without limitation, all claims against any title insurance company with respect to any policy of title insurance issued in connection with a Collateral Loan. All actions taken by Borrower in the exercise and enforcement of the Collateral Loan Documents related to a Collateral Loan shall be undertaken and carried out by Borrower, without any expense to Lender, and in material compliance with applicable Law and in a commercially reasonable manner. Borrower hereby indemnifies and shall defend and hold harmless Lender from and against any and all claims, liabilities, losses, actions, suits, proceedings, damages, and expense of whatever kind or description in connection with any and all actions taken by Borrower and its agents and attorneys in the exercise and enforcement of Borrower’s rights, remedies, and obligations under this Agreement or as a result of any failure by Borrower to perform its obligations hereunder, including, without limitation, all reasonable outside attorneys’ fees and related, reasonable out of pocket expenses incurred by Lender in connection with any such matters. Upon the occurrence and during the continuation of any Event of Default, any and all payments, proceeds, and recoveries received and/or recovered by Borrower with respect to any and all such claims, actions and proceedings shall be paid first to Lender to the extent of the unpaid principal balance of any Collateral Loan Note which is the subject of any such matter; provided, however, Borrower shall not settle or compromise the amount of any such claim, settlement, payment, or award without the prior written approval of Lender, which approval Lender may give or withhold its sole opinion and judgment.

5.8.2 Notwithstanding anything herein to the contrary, in the event that any Collateral Loan that is an Eligible Receivable becomes an Ineligible Receivable, then (i) Lender’s approval of such Collateral Loan as an Eligible Receivable shall automatically terminate, (ii) such Collateral Loan shall automatically cease to be an Eligible Receivable and shall be removed from the Borrowing Base and no longer be deemed to be a Collateral Loan and returned to Borrower pursuant to Section 4.7, and (iii) Borrower shall immediately repay the Advances or increase the Borrowing Base as may be required pursuant to Sections 4.1.1.1 and 4.6.3.

5.8.3 Nothing herein contained shall be construed as a waiver by Lender of any obligation or duty of Borrower hereunder or under any other Loan Documents, including, without limitation, Borrower’s duty to enforce all Collateral Loan Documents in a diligent and timely manner.

5.9. FORECLOSURE. In the event Borrower commences a foreclosure action or proceeding against a Collateral Loan Obligor pursuant to the provisions of Section 5.8 above, and intends to proceed to sell or otherwise dispose, or to cause a sale or other disposition to be made, of any Underlying Collateral pursuant to any such action or proceedings in liquidation of the indebtedness under a Collateral Loan, then Borrower shall sell or cause a sale of the Underlying Collateral in accordance with applicable Law and standards of commercial reasonableness.

5.10. INSURANCE. Borrower shall obtain and use commercially reasonable efforts to maintain hazard and liability insurance with respect to any and all tangible Loan Collateral which may have been repossessed or otherwise acquired by Borrower in the exercise and enforcement of its rights under the Collateral Loan Documents, in amounts reasonably necessary to protect the interests of Borrower and Lender, as their interests may appear, and issued by companies rated in Best’s Key Rating Guide. Upon Lender’s request, a certificate of insurance acceptable to Lender shall be delivered to Lender together with evidence of payment of premium thereon and an agreement to give Lender at least thirty (30) Business Days’ prior notice of any material changes, termination, or expiration of the policies.

5.11. RIGHT OF ENTRY. Subject to Borrower having the right to enter and visit any such places, Lender and Lender’s employees or agents shall have the right at all times to enter upon any and all real property collateral repossessed or acquired by foreclosure or deed in lieu of foreclosure for whatever purpose Lender deems reasonably appropriate, including, without limitation, inspection of the premises and the posting of such notices and other written or printed material thereon as Lender may deem appropriate or desirable.

SECTION 6.

COVENANTS

In addition to anything else herein stated:

6.1. LENDER MAY EXAMINE BOOKS AND RECORDS; ANNUAL COMPLIANCE AUDIT.

6.1.1 Lender shall have the right, during all business hours, acting by and through its employees or agents, to examine the books, records, and accounting data of Borrower, and to make extracts therefrom or copies thereof; provided that any extracts or copies shall remain confidential information and be sent to Borrower upon the termination or expiration of this Agreement. Lender’s obligation to keep any such information confidential shall survive the expiration or earlier termination of this Agreement. Borrower shall promptly (but in no event later than five (5) Business Days after the request) make such books, records, and accounting data available to Lender, as stated above, upon reasonable prior written request, and upon like request shall promptly advise Lender, in writing, of the location of such books, records, and accounting data. Borrower shall at all times permit Lender to review, audit and examine all such books and records, either directly or through one or more auditors designated by Lender, including independent contractors; the result of any such audits shall become confidential information as described in the first sentence of this Section 6.1.1.

6.1.2 Without limiting Lender’s rights under Section 6.1.1 above or under any other provision of this Agreement, Lender shall have the right, once per calendar year at such time as Lender shall choose in its sole discretion, to conduct a compliance audit and report with respect to the Collateral Loans (“Annual Audit and Report”), which Annual Audit and Report shall be performed and prepared for Lender at Borrower’s sole expense by an auditor acceptable to Lender, and which Annual Audit and Report shall provide such analyses, opinions and determinations as Lender shall require regarding the Collateral Loans, including, without limitation, Borrower’s compliance with all material requirements, regulations and mandates imposed on Borrower under applicable Law with respect to the Collateral Loans (collectively, “Collateral Regulations”). If any Annual Audit and Report includes an opinion or determination by the auditor that Borrower is not in compliance with any Collateral Regulations, and if Borrower fails to remedy such noncompliance to the reasonable satisfaction of Lender and the auditor within thirty (30) days after written notice of such noncompliance has been given by Lender to Borrower (or such longer time period as Lender may agree in writing in its sole discretion) , then, so long as such noncompliance continues, (i) Borrower shall have no right to seek or obtain any further Advances, and (ii) Lender shall have no obligation to make any further Advances.

6.2. PAYMENT OF TAXES AND OTHER DEBT. Borrower shall pay, or cause to be paid, and discharge, or cause to be discharged, (a) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it (including, without limitation, the Collateral); (b) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a lien, charge or encumbrance upon any of its assets or property (including, without limitation, the Collateral); and (c) all its other obligations and indebtedness when due; provided, however, that Borrower may contest any of the foregoing in good faith and by appropriate proceedings diligently prosecuted by Borrower as long as Borrower has adequate reserves to pay any adverse determination or has otherwise provided Lender evidence of a surety or bond to pay any adverse determination.

6.3. COMPLY WITH APPLICABLE LAWS. Borrower shall use commercially reasonable efforts to comply with all applicable Laws, including without limitation, all health and environmental Laws, and all other directions, orders and notices of violations issued by any Governmental Agency relating to or affecting Borrower or the Collateral. Further, Borrower shall indemnify and hold Lender harmless from the failure by Borrower to use commercially reasonable efforts to comply with such Laws to the full extent provided for herein.

6.4. MAINTENANCE OF PROPERTIES AND PRESERVE EXISTENCE. Borrower shall use commercially reasonable efforts to cause its properties to be maintained and preserved, all of its properties, necessary or useful in the proper conduct of its business, Borrower, so long as Borrower remains obligated on the Loan, shall do all things reasonably necessary to preserve and keep in full force and effect Borrower’s organizational status.

6.5. REPORTING REQUIREMENTS. So long as Borrower shall have any obligation to Lender under this Agreement and/or the Loan Documents, Borrower shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to Lender the following Financial Statements and reports, which documents shall all be kept confidential by Lender and subject to the confidentiality provisions described in Section 6.1.1:

6.5.1 As soon as practicable and in any event within ten (10) Business Days of Borrower’s knowledge of the commencement of any legal action against it that could materially adversely impact Borrower’s financial condition or continuing status, except actions seeking money judgment that are fully insured or bonded, a report of the commencement of such action containing a statement setting forth key details (case number, parties and jurisdiction) of such legal action and any action Borrower proposes to take with respect thereto;

6.5.2 Intentionally Omitted;

6.5.3 Any change in name of Borrower or any Guarantor or use of any trade names or trade styles;

6.5.4 As soon as available, and in any event no later than April 30 of each calendar year, Borrower shall provide to Lender complete and accurate Financial Statements representing the financial condition of Borrower as of the date such Financial Statements are prepared and delivered to Lender, including balance sheets, income statements, sources and uses of funds, detailed schedule of real estate of Borrower, and such other supplemental reports and schedules as Lender shall require, in its reasonable discretion. All such Financial Statements shall be audited, prepared and reviewed by an independent certified public accountant acceptable to Lender and Borrower and shall contain a certification signed by any individual providing a Financial Statement or by one or more authorized representatives of any corporation, partnership, limited liability company or other entity providing a Financial Statement, certifying to the completeness and accuracy of all information. All such Financial Statements shall be prepared and presented in accordance with GAAP, consistently applied;

6.5.5 In addition to the annual Financial Statements required pursuant to Section 6.5.4 and as soon as available, but in any event no later than (i) sixty (60) days following the end of each calendar quarter ending March 31, June 30 and September 30 and (ii) April 30 for the calendar quarter ending December 31, Borrower shall provide to Lender, commencing with the calendar quarter ending on December 31, 2019, complete and accurate consolidated interim Financial Statements representing the financial condition of Borrower as of the end of the immediately preceding calendar quarter, including balance sheets, income statements, sources and uses of funds, and such other reasonable supplemental reports and schedules as Lender shall require, in its sole and absolute discretion. All such interim Financial Statements shall contain a certification signed by any individual providing a Financial Statement or by one or more authorized representatives of any corporation, partnership, limited liability company or other entity providing a Financial Statement, certifying to the completeness and accuracy of all information, without exception. All such interim Financial Statements shall be prepared and presented in accordance with GAAP, consistently applied;

6.5.6 Promptly after becoming available, and in any event by April 30 of each year, or as otherwise requested by Lender, a current annual financial statement of Guarantor in form and substance satisfactory to Lender and certified by such Guarantor that said financial statement fairly presents the financial condition of such Guarantor as of such date;

6.5.7 Borrower and Guarantor shall furnish to Lender copies of all signed income tax returns (with all forms K-1 attached), together with any extensions, if applicable, of such Borrower or Guarantor within thirty (30) days after they are filed with the relevant taxing authorities, but in no event later than May 15 of each calendar year; provided that, if Borrower or Guarantor successfully obtains an extension, Borrower or such Guarantor shall deliver a copy of such extension to Lender no later than May 15 of such calendar year and copies of all signed income tax returns will thereafter be delivered to Lender within thirty days after they are filed with the relevant taxing authorities, but in no event later than November 15 of such calendar year. All such tax returns shall be prepared by an independent certified public account acceptable to Lender and Borrower in their reasonable discretion;

6.5.8 Commencing on March 31, 2020, and continuing on the last day of each calendar month thereafter, Borrower shall deliver to Lender, no later than thirty (30) days following the end of each calendar month, a monthly Borrowing Base Certificate, summarizing Borrower’s Eligible Receivables as of the last day of the prior calendar month, which Borrowing Base Certificate shall be duly certified by an Authorized Person as to the completeness and accuracy of all information contained therein, without exception, and which Borrowing Base Certificate shall be accompanied by any and all other supporting documentation requested by Lender in its reasonable discretion. In any calendar month, Collateral Loans which have been approved as Eligible Receivables by Lender may be added to the Borrowing Base pursuant to and in accordance with Section 4.6;

6.5.9 Intentionally Omitted.

6.5.10 Within seven (7) days of (i) any contact from any Governmental Agency concerning any environmental protection Laws, including any notice of any proceeding or inquiry with respect to the presence of any hazardous materials on the Underlying Collateral or any Loan Collateral or the migration thereof from or to other property, (ii) any and all claims made or threatened by any third party against any Collateral Loans or Borrower concerning any loss or injury resulting from hazardous materials, or (iii) Borrower’s discovery of any occurrence or condition on any property adjoining or in the vicinity of said property that could cause said property, or any part thereof, to be subject to any restrictions on the ownership, occupancy, transferability, or loss of the property under any Law, Borrower shall either (i) deliver to Lender a report regarding such contact and setting forth in detail and describing any action which Borrower proposes to take with respect thereto, or (ii) remove the applicable Collateral Loan from the Eligible Receivables and if necessary to maintain the Borrowing Base repay the Advances or provide a substitute Eligible Receivable.

6.6. DISTRIBUTIONS Borrower shall not make, declare or permit any distribution to any officer, member, manager, partner or other direct or indirect beneficial owner of Borrower at any time that an Event of Default set forth in Section 7.1(i) or 7.1(ii) has occurred and is continuing beyond any applicable notice and/or grace period or if any such distribution would cause or contribute to an Event of Default set forth in Section 7.1(i) or 7.1(ii) (or event that with the giving of notice or passage of time, or both, would constitute an Event of Default set forth in Section 7.1(i) or 7.1(ii)); provided, that, Borrower shall be entitled to make distributions of income (but not of principal or capital) to investors after the occurrence of any Event of Default other than the Events of Default set forth in Section 7.1(i) or 7.1(ii).

6.7. TERRORISM AND ANTI-MONEY LAUNDERING. Borrower warrants and agrees as follows:

6.7.1 As of the date hereof and throughout the term of the Loan: (i) Borrower; (ii) any Person controlled by Borrower; (iii) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person.

6.7.2 To comply with applicable U.S. Anti-Money Laundering Laws and regulations, all payments by Borrower to Lender or from Lender to Borrower will only be made in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank “ within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

6.7.3 To provide Lender at any time and from time to time during the term of the Loan with such information as Lender reasonably determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws and regulations of any applicable jurisdiction, or to respond to reasonable requests for information concerning the identity of Borrower, or any Person controlled by Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

6.7.4 The representations and warranties set forth in this Section 6.7 shall be deemed repeated and reaffirmed by Borrower as of each date that Lender makes an Advance to Borrower and each date that Borrower makes a payment to Lender under the Note, this Agreement and the other Loan Documents or receives any payment from Lender. Borrower agrees promptly to notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.

6.8. CHANGE OF OWNERSHIP. There shall be no change in the general partner or manager of Borrower without the prior written consent of Lender.

6.9. CHANGE OF MANAGEMENT. Borrower shall not cause, permit or suffer any change in the present executive or management personnel of Borrower without the prior written consent of Lender.

6.10. COOPERATION. Borrower shall take any and all action reasonably requested by Lender to carry out the intent of this Agreement.

6.11. SITE VISITS, OBSERVATIONS AND TESTING. Subject to Borrower having the right to enter any such places, Lender and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to Borrower, to enter and visit any locations where the Collateral or Underlying Collateral is located for the purposes of observing the Collateral or Underlying Collateral. Lender shall use best efforts to not interfere with Borrower’s or any other persons use of the Collateral. Lender is under no duty to observe the Collateral or Underlying Collateral or to conduct tests, and any such acts by Lender will be solely for the purposes of protecting Lender’s security and preserving Lender’s rights under this

Agreement. No site visit, observation or testing or any report or findings made as a result thereof (a) will result in a waiver of any default of Borrower; (b) impose any liability on Lender; or be a representation or warranty of any kind regarding the Collateral or Underlying Collateral (including its condition or value or compliance with any laws) or any environmental report (including its accuracy or completeness).

6.12. NO TRANSFER OR FURTHER ENCUMBRANCE. Borrower shall not, without the prior written consent of Lender, which shall not be unreasonably withheld or delayed:

6.12.1 Create, incur, assume, permit or suffer to exist, any mortgage, deed of trust, pledge, lien, hypothecation, charge (fixed or floating), security interest or other encumbrance whatsoever on the Collateral Loans that may have priority to Lender’s first-priority security interest granted herein or otherwise encumber the Collateral Loans, including, without limitation, the Collateral Loans or any interest therein, except as permitted pursuant to this Agreement; provided, however, the foregoing shall not apply to taxes, assessments or governmental charges or levies on property of Borrower, or in respect of a judgment or award against Borrower, if the same shall not at the time be delinquent or thereafter can be paid without penalty, or if Borrower shall have set aside adequate reserves therefor as determined or approved by its certified independent accounting firm, or, if in the case of a judgments or award, execution on the same shall have been effectively stayed pending appeal or review or insured or bonded to the extent of Borrower’s liability in respect thereof, and in the case of all of the foregoing, the same are being contested in good faith and by appropriate proceedings.

6.12.2 Transfer any of the Collateral Loans, or any interest therein, except as otherwise expressly permitted or contemplated pursuant to the Agreement; or

6.12.3 Change the use of any of the Collateral Loans.

6.13. NAME, FISCAL YEAR, ACCOUNTING METHOD, AND LINES OF BUSINESS. Borrower will not change its name or method of accounting. Borrower will not substantially alter its method of doing business in a way that would have a material adverse effect on the financial condition of Borrower.

6.14. LOANS. Borrower will not directly or indirectly (a) make any loan or advance to any other Person other than advances made in the ordinary course of Borrower’s business; (b) use proceeds from an Advance to purchase or otherwise acquire any capital stock or any securities of any other Person, any limited liability company interest or partnership interest in any other Person, or any warrants or other options or rights to acquire any capital stock or securities of any other Person or any limited liability company interest or partnership interest in any other Person; or (c) guarantee or otherwise become obligated in respect of any indebtedness of any other Person.

6.15. INDEBTEDNESS. Borrower shall not assume, create, incur, or permit to exist any obligations or indebtedness in favor of any Person except trade obligations and normal accruals in the ordinary course of business not yet due and payable. Borrower shall not assume, create, incur, or permit to exist any contingent liabilities, including, without limitation, contingent reimbursement obligations under letters of credit. Borrower shall not obtain additional financing from a third party lender.

6.16. TRANSACTIONS WITH AFFILIATES. Borrower will not, without Lender’s prior written consent, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its Affiliates, or materially amend any management contract and the agreements set forth on Schedule 2 hereof, unless such transaction is on terms that are no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arms’ length basis from a Person that is not an Affiliate. Notwithstanding anything to the contrary contained herein, Lender agrees that all agreements listed on Schedule 2 comply with the requirements of this Section 6.16.

6.17. TANGIBLE NET WORTH. Borrower shall at all times maintain a minimum Adjusted Tangible Net Worth of $50,000,000.00, measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the Loan, commencing on March 31, 2020, for the immediately preceding three (3) consecutive calendar month period of time, based upon the most recent Financial Statements delivered by Borrower to Lender in accordance with Section 6.5.5, above. Borrower shall deliver to Lender any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Borrower’s compliance with the minimum requirement set forth in this Section 6.17. If Borrower fails to maintain a minimum Adjusted Tangible Net Worth of $50,000,000.00 as of the end of any quarter, Lender will cease to make any further Advances but agrees to not accelerate repayment of the Loans pursuant to Section 8.1 so long as no other Event of Default has occurred; provided that Lender expressly reserves the right to accelerate repayment of the Loans upon the occurrence of an additional Event of Default. Upon Lender’s receipt of satisfactory evidence that Borrower has regained and met the Adjusted Tangible Net Worth requirement above, Lender shall continue to make further Advances so long as no other Event of Default as occurred

6.18. DEBT SERVICE COVERAGE RATIO. Borrower shall at all times maintain a Debt Service Coverage Ratio of not less than 2.00 to 1.00, which shall be measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year during the term of the Loan, commencing March 31, 2020, for the preceding three (3) consecutive calendar month period of time. In the event the Debt Service Coverage Ratio falls below 2.00 to 1.00 at any time, Lender will cease to make any further Advances but agrees to not accelerate repayment of the Loans pursuant to Section 8.1 so long as no other Event of Default has occurred; provided that Lender expressly reserves the right to accelerate repayment of the Loans upon the occurrence of an additional Event of Default. Upon Lender’s receipt of satisfactory evidence that the Debt Service Coverage Ratio equals or exceeds 2.00 to 1.00, Lender shall continue to make further Advances so long as no other Event of Default as occurred.

6.19. ENVIRONMENTAL INDEMNITY. Borrower does and shall at all times reasonably indemnify and hold harmless Lender against and from any and all claims, liability, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of every and any nature whatsoever suffered or incurred by Lender in connection with the discharge of hazardous materials or hazardous waste, the presence of any hazardous materials or hazardous waste, or any violation of applicable Laws concerning hazardous materials or hazardous waste regarding or concerning any underlying real property serving as security for any Collateral Loan.

6.20. OPERATING ACCOUNT.

6.20.1 At all times during the term of the Loan, the Operating Account shall be maintained by Borrower with Lender.

6.20.2 Intentionally Omitted.

6.20.3 Borrower shall be responsible to pay interest and principal due under the terms of the Note, regardless of whether the Operating Account has been disbursed in its entirety or an Event of Default has occurred.

6.20.4 Unless and until there occurs an Event of Default (or an event that with the giving of notice or passage of time, or both, would constitute an Event of Default), the funds in the Operating Account shall be accessible to Borrower, and Borrower shall have the right to withdraw any and all sums on deposit in the Operating Account; provided, however, that there must remain on deposit in the Operating Account a sum sufficient to pay the installments of principal and/or interest due under the Note in the calendar month immediately following the date of Borrower’s intended withdrawal or utilization of funds in the Operating Account. Notwithstanding the foregoing or anything to the contrary stated in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continuation of any Event of Default set forth in Section 7.1 and 7.6, any and all rights of Borrower to withdraw or otherwise utilize any or all of the funds in the Operating Account shall terminate two (2) Business Days following Lender’s prior written notice to Borrower, and, thereafter, Borrower shall have no right to withdraw or otherwise utilize funds from the Operating Account or to reduce the balance in the Operating Account in any manner or for any purpose.

6.20.5 Upon the occurrence and during the continuation of any Event of Default, Lender may continue to withdraw funds from the Operating Account solely to pay any amounts of principal and/or interest due and unpaid under the Note, in Lender’s reasonable opinion and judgment, without further authorization on the part of Borrower.

6.20.6 If, with respect to the Operating Account, an automatic debit is entered to pay amounts of principal and/or interest due under the terms of the Note, but there are insufficient funds in the Operating Account to pay such amounts of principal and/or interest in full on the date such debit is entered, then Lender shall inform Borrower and may, in its sole and absolute discretion, reverse such debit.

6.20.7 Borrower acknowledges that Lender has made no representation or warranty concerning the adequacy or sufficiency of the funds that may, at any time, be maintained in the Operating Account for payment of interest and/or principal on the Loan or any portion thereof.

6.21. LOAN DELINQUENCY. Borrower shall maintain a loan payment delinquency rate of less than 10.0% during the term of the Loan, measured on a quarterly basis as of March 31, June 30, September 30 and December 31 of each calendar year, commencing with the quarter ending March 31, 2020. Such loan delinquency rate shall be calculated by taking the sum of all Borrower Loans with payments over 61-days past due, less loan loss reserves divided by the total outstanding Borrower Loans. Within thirty (30) days of each calendar quarter end, Borrower shall deliver to Lender a quarterly loan tape for its entire Borrower’s Loan Portfolio, and any other documentation and evidence as shall be satisfactory to Lender, in Lender’s reasonable opinion and judgment, evidencing Borrower’s compliance with this Section 6.21. In the event the loan payment delinquency rate exceeds 10.0% as of the end of any quarter, Lender will cease to make any further Advances but agrees to not accelerate repayment of the Loans pursuant to Section 8.1 so long as no other Event of Default has occurred; provided that Lender expressly reserves the right to accelerate repayment of the Loans upon the occurrence of an additional Event of Default. Upon Lender’s receipt of satisfactory evidence that the loan payment delinquency rate is below 10.0%, Lender shall continue to make further Advances so long as no other Event of Default as occurred.

SECTION 7.

EVENTS OF DEFAULT

There shall be an “Event of Default” under this Agreement if:

7.1. DEFAULT UNDER LOAN DOCUMENTS. Borrower shall fail to (i) pay any principal or interest, or both, when due under the terms of the Note, (ii) pay any other amount owing under this Agreement or any of the other Loan Documents when due or (iii) perform or observe any term, covenant, or agreement contained in this Agreement or in any of the other Loan Documents, as applicable; provided, Borrower and Guarantor shall each be provided with prior written notice and a thirty (30) day opportunity to cure default under clause 7.1(iii) before it shall become an “Event of Default.”

7.2. BREACH OF WARRANTY. Any warranties or representations made or agreed to be made in this Agreement or in any of the other Loan Documents are breached in any material respect or shall prove to be false or misleading in any material respect when made; provided that Borrower shall receive prior written notice and a thirty (30) day opportunity to cure any such default from the time Borrower becomes aware or should have become aware of such breach before it shall become an “Event of Default.”

7.3. LITIGATION AGAINST BORROWER. Any suit brought by a third party in good faith is filed against Borrower, which, if adversely determined, could substantially impair the ability of Borrower to perform any or all of its obligations under and by virtue of this Agreement or any of the other Loan Documents, unless Borrower’s counsel furnishes to Lender its opinion, to the satisfaction of Lender and Lender’s counsel, that, in its judgment the suit is essentially without merit.

7.4. RESERVED.

7.5. RESERVED.

7.6. BANKRUPTCY. Borrower fails to pay its debts as they become due, or makes an assignment for the benefit of its creditors, or admits, in writing, its inability to pay its debts as they become due, or files a petition under any chapter of the Federal Bankruptcy Code or any similar law, now or hereafter existing, or becomes “insolvent” as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or fails to obtain a dismissal of such case within thirty (30) calendar days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for, or has any court take jurisdiction of, its properties, or any part thereof, in any voluntary or involuntary proceeding, including those for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated, or stayed within thirty (30) days after the appointment.

7.7. STATUS. Borrower is liquidated, dissolved, or fails to maintain its status as a going concern.

7.8. EXECUTION LEVY. Execution is levied against any of the Loan Collateral or any lien creditor shall commence suit to enforce a judgment lien against the Loan Collateral, and such action or suit shall not have been bonded or shall continue unstayed for a period of thirty (30) days or more.

7.9. ATTACHMENT. Any proceeding is brought to make any part of the Lender’s commitment to make the Advances subject or liable to attachment or levy by any creditor of Borrower, and such proceeding shall not have been bonded or shall continue unstayed for a period of thirty (30) days or more.

7.10. RESERVED.

7.11. MISREPRESENTATION AND/OR NON-DISCLOSURE. Borrower has made certain statements and disclosures in order to induce Lender to make the Loan and enter into this Agreement, and, if Borrower has made material misrepresentations or failed to disclose any material fact, Lender may treat such misrepresentation or omission as a breach of this Agreement.

7.12. FINANCIAL CONDITION. There is a material adverse changes in Borrower’s financial condition.

7.13. RESERVED.

7.14. CROSS DEFAULT; OTHER OBLIGATIONS. Borrower commits a breach or default in the payment or performance of any other obligation of Borrower, or breaches any warranty or representation of Borrower, under the provisions of any other instrument, agreement, guaranty, or document evidencing, supporting, or securing any other loan or credit extended by Lender, or by any Affiliate of Lender, to Borrower, or to any Affiliate of Borrower, including, but not limited to, any and all term loans, revolving credits, or lines of credit extended from time to time to Borrower (or any Person signing this Agreement on behalf of Borrower), or any other Person with which Borrower is affiliated; provided that Borrower shall have a thirty (30) day opportunity to cure any such default from the time Borrower becomes aware or should have become aware of such breach or default before it shall become an “Event of Default.”

SECTION 8.

REMEDIES

Upon an Event of Default Lender shall have the following remedies:

8.1 CEASE PAYMENT AND/OR ACCELERATE. Upon, or at any time after, the occurrence of an Event of Default, Lender shall have no obligation to make any further Advances, all sums disbursed or advanced by Lender and all accrued and unpaid interest thereon shall, at the option of Lender, become immediately due and payable, and Lender shall be released from any and all obligations to Borrower under the terms of this Agreement.

8.2 COLLATERAL. Upon, or at any time after the occurrence of an Event of Default under Sections 7.1(i) or 7.1(ii) and Lender reasonably believe that its interest in the Collateral necessary to cover the amount of outstanding principal and interest on the Loans is likely to be impaired, Lender may, at its option, without notice to Borrower or any Affiliate of Borrower, appoint one or more receivers of the Collateral, and Borrower hereby irrevocably consents to such appointment, with such receivers having all the usual powers and duties of receivers in similar cases, including the full power to maintain, sell, dispose and otherwise operate the Collateral upon such terms that may be approved by a court of competent jurisdiction.

8.3 ENFORCEMENT OF RIGHTS. Upon, or at any time after, the occurrence of an Event of Default, Lender may enforce any and all rights and remedies under the Loan Documents, the Deed of Trust and all other documents delivered in connection therewith and against any or all Collateral and may pursue all rights and remedies available at Law or in equity.

8.4 RIGHTS AND REMEDIES NON-EXCLUSIVE. In addition to the specific rights and remedies hereinabove mentioned, Lender shall have the right to avail itself of any other rights or remedies to which it may be entitled, at Law or in equity, including, but not limited to, the right to have a receiver appointed over Borrower and/or its assets, the right to realize upon any or all of its security, and to do so in any order. Furthermore, the rights and remedies set forth above are not exclusive, and Lender may avail itself of any individual right or remedy set forth in this Agreement, or available at Law or in equity, without utilizing any other right or remedy.

SECTION 9.

GENERAL CONDITIONS AND MISCELLANEOUS

9.1. NONLIABILITY OF LENDER. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled, or given to Lender pursuant to this Agreement or the other Loan Documents, including any certificate, Financial Statement, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lender.

9.2. NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights, and duties of Borrower and Lender in connection with the Loan. It shall be deemed a supplement to each Note and the other Loan Documents, and shall not be construed as a modification of any Note or other Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Lender’s successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof or the right to rely hereon.

9.3. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

9.4. NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document (a “Notice”), must be in writing and must be mailed, personally delivered or sent by E-Mail to the appropriate party at its respective address (or E-Mail address, if applicable) set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this Section.

If any notice is given by mail, it will be effective three (3) calendar days after being deposited in the mails with first- class or air mail postage prepaid; if given by E-Mail when sent; or if given by personal delivery, when delivered.

Such notices will be given to the following:

To Lender:	WESTERN ALLIANCE BANK
2701 East Camelback Road, Suite 110 Phoenix, Arizona 85016
Attention: Seth Davis, Senior Vice President E-Mail: sdavis@westernalliancebank.com

With copies to:	WESTERN ALLIANCE BANK 2701 E. Camelback Road, Suite #110 Phoenix, Arizona 85016
Attention: Elizabeth Mix, Vice President E-Mail: emix@WesternAllianceBank.com

To Borrower:	Redwood Mortgage Investors VIII, a California Limited Partnership 177 Bovet Road, suite 520 San Mateo, CA 94402 Attention: Michael Burwell
E-Mail: mike@redwoodmortgage.com

9.5. USA PATRIOT ACT NOTICE. Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. Lender will ask for Borrower’s legal name, address, tax ID number or social security number and other identifying information. Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower or other related persons.

9.6. INDEMNITY BY BORROWER. Borrower hereby indemnifies and agrees to hold Lender and its directors, officers, agents, attorneys, and employees (individually and collectively, the “Indemnitee(s)”) harmless from and against:

9.6.1 Any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee (other than due to gross negligence or willful misconduct of such Indemnitee) by any Person if the claim, demand, action, or cause of action, directly or indirectly, relates to a claim, demand, action, or cause of action that the Person has or asserts against Borrower; and

9.6.2 Any and all liabilities, actual losses, out of pocket costs, or expenses (including court costs and attorneys’ fees) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action, or cause of action related to such Indemnitee’s action in the enforcement of this Agreement or preservation of Collateral.

9.7. CHANGE IN LAWS. In the event of the enactment, after the date of this Agreement, of any Laws: (a) deducting from the value of property for the purpose of taxation any lien or security interest thereon; (b) imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower; (c) changing in any way the Laws relating to the taxation of deeds of trust or mortgages or security agreements, or debts secured by deeds of trust or mortgages or security agreements, or the interest of the mortgagee or secured party in the property covered thereby; or (d) changing the manner of collection of such taxes; then, to the extent any of the foregoing may affect the Collateral or the indebtedness secured thereby or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges, or liens, or reimburse Lender therefor. If Borrower shall be prohibited from paying such tax or from reimbursing Lender for the amount thereof, Borrower shall execute a modification to the Loan Documents and the Note, which modification shall increase the interest rate payable pursuant to the Note so as to permit Lender to maintain its yield as if such tax had not been imposed. If Borrower shall be prohibited from executing the above-referenced modifications, Lender may, in Lender’s sole discretion, declare the principal of all amounts disbursed and owing under the Note, this Agreement, and the other Loan Documents (including all obligations secured by the Loan Documents) and all other indebtedness of Borrower to Lender, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date.

9.8. POWER OF ATTORNEY. Borrower does hereby irrevocably appoint, designate, empower, and authorize Lender, as Borrower’s agent, under power of attorney, coupled with an interest, to sign and file for record any financing statements, notices of completion, notices of cessation of labor, or any other notice or written document that it may deem necessary to file or record to protect Lender’s interests.

9.9. NONRESPONSIBILITY. Lender shall in no way be liable for any acts or omissions of Borrower or Borrower’s agents or employees.

9.10. RESERVED.

9.11. BINDING EFFECTS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign its rights hereunder or any interest herein without the prior written consent of Lender. Lender shall have the right to assign its rights under this Agreement and to grant participations in the Loan to others, but all waivers or abridgements of Borrower’s obligations that may be granted from time to time by Lender shall be binding upon such assignees or participants, but any such waivers or agreements, to be effective, must be in writing and signed by Lender. In that regard, Borrower agrees that Lender may disclose to each prospective and actual transferee or participant any and all documents relating to the Loan and Borrower. Borrower shall, promptly upon demand, provide Lender or any such purchaser or participant, one or more reasonable written statements confirming Borrower’s indebtedness to Lender and all obligations in connection with the Loan, including the existence of any default thereunder.

9.12. EXECUTION IN COUNTERPARTS. This Agreement and any other Loan Documents, except the Note, may be executed in any number of counterparts, and any party hereto or thereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original, and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party or parties hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

9.13. INTEGRATION; AMENDMENTS; CONSENTS. This Agreement, together with the documents referred to herein constitutes the entire agreement of the parties touching upon the subject matter hereof, and supersedes any prior negotiations or agreements on such subject matter. No amendment, modification, or supplement of any provision of this Agreement or any of the other Loan Documents shall be effective unless in writing, signed by Lender and Borrower; and no waiver of any of Borrower’s obligations under this Agreement or any of the other Loan Documents or consent to any departure by Borrower therefrom shall be effective unless in writing, signed by Lender, and then only in the specific instance and for the specific purpose given. The waiver by Lender or Borrower of any breach hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach or breaches.

9.14. NEUTRAL INTERPRETATION. This Agreement is the product of the negotiations between the parties, and in the interpretation and/or enforcement hereof is not to be interpreted more strongly in favor of one party or the other.

9.15. COSTS, EXPENSES, AND TAXES. Borrower shall pay to Lender, on demand:

9.15.1 All reasonable, third party attorneys’ fees and out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement and any other Loan Document and any matter related thereto, including, but not limited to, any appraisal (including, the Appraisal) of the Collateral, and appraisal reviews of the Collateral, as well as any Phase I, and if indicated, a Phase II environmental survey by a qualified environmental engineer indicating an absence of environmental concerns in regard to the Underlying Collateral, satisfactory to Lender and its counsel;

9.15.2 The costs and expenses of Lender in connection with the enforcement of this Agreement and any other Loan Document and any matter related thereto, including the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants, and other outside experts retained by Lender and including all costs and expenses of enforcing any judgment or prosecuting any appeal of any judgment, order or award arising out of or in any way related to the Loan, this Agreement, or the Loan Documents; and

9.15.3 All costs, expenses, fees, premiums, and other charges relating to or arising from the Loan Documents or any transactions contemplated thereby or the compliance with any of the terms and conditions thereof, including, but not limited to, recording fees, filing fees, credit report fees, release or reconveyance fees, title insurance premiums, audit fees and appraisal fees.

All sums paid or expended by Lender under the terms of this Agreement shall be considered to be, and shall be, a part of the Loan. All such sums, together with all amounts to be paid by Borrower pursuant to this Agreement, shall bear interest from the date of expenditure at the rate provided in the Note, shall be secured by the Loan Documents, and shall be immediately due and payable by Borrower upon demand.

9.16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained herein or in any and all other Loan Documents shall survive the making of the Loan and the execution and delivery of the Note, and are material and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on behalf of Lender. For the purpose of this Agreement, all statements contained in any certificate, agreement, financial statement, appraisal or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Borrower contained herein or in the other Loan Documents, as the case may be.

9.17. FURTHER ASSURANCES. Borrower shall, at its sole expense and without expense to Lender, do, execute, and deliver such further acts and documents as Lender from time to time may reasonably require for the purpose of assuring and confirming unto Lender the rights hereby created or intended, now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document, or for assuring the validity of any security interest.

9.18. GOVERNING LAW. The Loan shall be deemed to have been made in California, and the Loan Documents shall be governed by and construed and enforced in accordance with the Laws of the State of California. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts, state or federal, of Los Angeles County, California. Notwithstanding the foregoing, the laws of the jurisdiction in which the Collateral for the Loan is located shall apply to the creation and perfection of security interests therein and to the exercise of remedies by Lender that pertain or concern such Collateral, including, without limitation, the foreclosure of the security interests and liens granted in such Collateral.

9.19. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid shall be inoperative, unenforceable, or invalid without affecting the remaining provisions, and to this end the provisions of all Loan Documents are declared to be severable.

9.20. JOINT AND SEVERAL OBLIGATIONS. If this Agreement is executed by more than one Person as Borrower, the obligations of each of such Persons hereunder shall be joint and several obligations.

9.21. JURY WAIVER. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES. ARISING OUT OF. IN CONNECTION WITH OR IN ANY WAY PERTAINING TO. THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS. INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

Borrower has initialed this Section 9.21 to further indicate its awareness and acceptance of each and every provision hereof.

Borrower’s Initials

IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this Agreement to be executed on the date first above written.

REDWOOD MORTGAGE INVESTORS VIII,
A CALIFORNIA LIMITED PARTNERSHIP as Borrower

By:	/s/ Michael R. Burwell
Name:	Michael R. Burwell
Title:	General Partner

Signature Page to

Business Loan Agreement

LENDER:

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Seth Davis
Name: Seth Davis
Title: Senior Vice President

Signature Page to

Business Loan Agreement

Schedule 1

Collateral Loan Document Package - Real Property

The following instruments and documents, in form and content required by Lender in its reasonable opinion and judgment, shall be included in and collectively constitute a Collateral Loan Document Package as provided and defined in the Agreement:

1. Request For Approval as Eligible Receivable signed by an Authorized Person;

2. The original Collateral Loan Note in favor of Borrower executed by Collateral Loan Obligor;

3. An original Allonge To Promissory Note executed by Borrower, to be attached to the Collateral Loan Note at Lender’s option;

4. An original Assignment of Deed of Trust executed and acknowledged by Borrower;

5. To the extent executed in connection with a Collateral Loan, a true and complete copy of all other Collateral Loan Documents executed by a Collateral Loan Obligor to and in favor of Borrower, including, without limitation:

a. Loan Agreement;

b. Deed of Trust and Assignment of Rents;

c. Security Agreement;

d. Financing statement(s);

e. Agreement Regarding Insurance Requirements and Certificate of Insurance;

f. Certified organization authorization to borrow (corporate resolution, partnership authorization, authorization of members of limited liability company).

6. To the extent executed in connection with a Collateral Loan, a true and complete copies of all relevant underwriting documentation required or otherwise obtained by Borrower, including, without limitation:

a. Borrower’s written credit memorandum approving the Collateral Loan, signed by the requisite officers or representatives of Borrower authorized to approve the same;

b. Appraisal;

c. Copies of the certificates or other acceptable evidence of fire, casualty and flood (if applicable) insurance;

d. Title policy and endorsements to the real property;

e. Preliminary title report and copies of all documents described in all reported exceptions;

f. UCC search of existing financing statements and liens;

g. Certified copies of loan escrow instructions and recording instructions to title company;

h. Organizational documents (articles of incorporation, articles of organization, bylaws, operating agreement, current certificate of good standing);

i. Financial statements and credit reports presenting the financial condition and credit history of the Collateral Loan Obligor;

j. Flood search and flood insurance, if applicable for the real property; and

k. OFAC searches for each Collateral Loan Obligor.

l. Veracheck or other similar environmental report to substantiate the environmental condition of the real property.

Schedule 2

Transactions with Affiliates

Redwood Mortgage Investors VIII, a California Limited Partnership. Private Placement Memorandum Dated August 4, 2005.

Redwood Mortgage Investors IX, LLC – Private Placement Memorandum, Dated May 1, 2018.

Redwood Mortgage Investors X, LLC – Private Placement Memorandum, Dated November 15, 2019.

EXHIBIT A

ALLONGE

Loan Number: ___________________

This Allonge is affixed to and is hereby made a part of that certain Promissory Note dated __________,    ____ (the “Note”) in the original principal amount of ______________________________    ($___________), made by ______________, __________________    in favor of REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP (“Payee”), and evidences the endorsement of the Note by Payee to WESTERN ALLIANCE BANK, an Arizona corporation (the “Bank”), as provided in that certain Pledge and Security Agreement dated as of [                ], 2020 (together with any and all modifications, amendments or supplements thereto, the “Agreement”), between Payee and Bank.

Pay to the order of WESTERN ALLIANCE BANK, an Arizona corporation.

Dated: ___________

REDWOOD MORTGAGE INVESTORS VIII,
A CALIFORNIA LIMITED PARTNERSHIP

By:
Name:
Title:

EXHIBIT B

COLLATERAL ASSIGNMENT OF DEED OF TRUST AND

RELATED LOAN DOCUMENTS

Please see attached.

RECORDING REQUESTED BY

AND WHEN RECORDED, MAIL TO:

WESTERN ALLIANCE BANK

2701 E. Camelback Road, Suite #110

Phoenix, Arizona 85016

Attention: Seth Davis

Assessor’s Parcel No.: _____________

COLLATERAL ASSIGNMENT OF DEED OF TRUST AND

RELATED LOAN DOCUMENTS

Loan Number: ___________________

THIS COLLATERAL ASSIGNMENT OF DEED OF TRUST AND RELATED LOAN DOCUMENTS (this “Assignment”) is made as of ________, by REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP (“Assignor” or “Borrower”), to WESTERN ALLIANCE BANK, an Arizona corporation (“Assignee”).

1. Granting Clause. For value received, Assignor hereby grants, conveys, assigns and transfers to Assignee, for security purposes only, all of Assignor’s right, title and interest in and to all beneficial interest under that certain deed of trust dated _________, by _______________________, as grantor (“Collateral Obligor”), to _____________, as trustee, for the benefit of Assignor, as beneficiary, which was recorded on ____________, as Instrument No. ___________, in the Official Records of __________ County, ____________, and any and all amendments, modifications, renewals, supplements, extension or revisions thereof (the “Deed of Trust”), together with the promissory note and other agreements, instruments and documents relating thereto (collectively referred to hereinafter as the “Pledged Documents”).

2. Secured Obligations. This Assignment is given for the purpose of securing payment and performance of the obligations of Assignor under that certain Promissory Note executed by Assignor and payable to the order of Assignee dated as of [______], 2020 in the maximum stated principal sum of Ten Million and No/100 Dollars ($10,000,000.00) (the “Note”), that certain Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement) executed by Assignor and Assignee dated [______], 2020 (“Loan Agreement”), and all other agreements, instruments and documents relating thereto (as any of the same may be amended, modified and/or supplemented from time to time, collectively referred to hereinafter as the “Loan Documents”). The Loan Documents include, without limitation, that certain Pledge and Security Agreement executed by Assignor in favor of Assignee, dated as of [_______], 2020 (the “Security Agreement”).

3. Enforcement. Assignee may exercise its rights under the Loan Agreement, Security Agreement and this Assignment in accordance with their terms, including, without limitation, the right to succeed to all of Assignor’s right, title and interest in and to all beneficial interest under the Deed of Trust and the Pledged Documents.

4. Property Encumbered. The real property encumbered by the Deed of Trust is described in Exhibit A attached hereto and incorporated herein by this reference.

5. Amendments. This Assignment may not be amended, modified or waived except with the written consent of Assignor and Assignee.

6. Termination. This Assignment shall terminate upon (i) payment in full of the indebtedness owing to Assignee under the Note, the Loan Agreement and the Loan Documents; or (ii) the termination of the Security Agreement (or earlier to the extent of any partial or full release or reconveyance of this Assignment), unless prior to the termination of the Security Agreement, Assignee has succeeded to beneficiary’s interest under the Deed of Trust.

7. Successors and Assigns. The terms of this Assignment shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ASSIGNOR:

REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP

By:
Name:
Title:

[SIGNATURES MUST BE ACKNOWLEDGED]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of __________                                      )

County of _______________________        )

On    ____________________, before me, _________________________________, a Notary Public, personally appeared _______________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

EXHIBIT C

REQUEST FOR ADVANCE AND BORROWING BASE CERTIFICATE

[Please see attached]

EXHIBIT D

SCHEDULE OF INITIAL LOAN COLLATERAL

[Please see attached]

EXHIBIT E

BORROWING BASE AVAILABILITY CHART

		Advance Sublimits ($000s)
Property Type Category	Advance Rate[1]	Bridge / Renovation	Ground-Up Construction	REO	Dwell Time
SFR Owner Occupied	N/A	$0	$0	$0	N/A
SFR Owner Occupied Business Purpose Loans Only	65% LTB / 50% LTV	$10.000	$0	$0	24 Mos.
SFR Investor	65% LTB / 50% LTV	$10.000	$0	$0	24 Mos.
SFR Rental investor	65% LTB / 50% LTV	$10.000	$0	$0	60 Mos.
CRE Multi Family	65% LTB / 50% LTV	$5.000	$0	$0	36 Mos.
CRE Mixed Use	65% LTB / 50% LTV	$5.000	$0	$0	36 Mos.
CRE Office	65% LTB / 50% LTV	$5.000	$0	$0	36 Mos.
CRE Retail	65% LTB / 50% LTV	$5.000	$0	$0	36 Mos.
CRE industrial	65% LTB / 50% LTV	$5.000	$0	$0	36 Mos.
CRE Warehouse	65% LTB / 50% LTV	$5.000	$0	$0	36 Mos.
CRE Office Condominiums	65% LTB / 50% LTV	$5.000	$0	$0	36 Mos.
CRE Hospitality	N/A	$0	$0	$0	N/A
CRE Special Purpose	N/A	$0	$0	$0	N/A
Land	N/A	$0	NA	$0	NA

[1]	LTB based upon Note’s Unpaid Principal Balance. LTV based upon Bank Reviewed Appraisal.

PROMISSORY NOTE

$10,000,000.00	PHOENIX, ARIZONA	March 13, 2020

FOR VALUE RECEIVED, REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP (“Borrower”), promises to pay to WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), or to its order, at its office located at 2701 E. Camelback Road, Suite #110, Phoenix, Arizona 85016, or at such other place as the holder hereof may designate, in lawful money of the United States of America, in cash or immediately available funds acceptable to the holder hereof, the principal sum of TEN MILLION AND NO/100 Dollars ($10,000,000.00) or so much thereof as shall have been advanced and is outstanding together with interest on the outstanding principal balance, until paid in full in accordance with the terms, conditions and provisions as hereinafter set forth in this Promissory Note (this “Note”).

LOAN AGREEMENT. This Note is the “Note” as defined in that certain Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement) (the “Loan Agreement”), dated March 13, 2020, entered into by and between Borrower and Lender, as it may have been amended from time to time, and is subject to all of the terms and conditions thereof. All terms not defined herein shall have the same meaning as in the Loan Agreement. In the event of a conflict between the terms of this Note and the Loan Agreement, the terms of this Note shall prevail.

ADVANCES. Advances hereunder shall be made in accordance with the Loan Agreement and may be made by Lender pursuant to a Request for Advance submitted by Borrower. Any such Advance shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with such requests and directions, or when said Advances are deposited into or credited to the account(s) of Borrower with Lender.

INTEREST RATE. Interest on the outstanding principal balance of this Note shall be computed, and calculated based upon a 360-day year and actual days elapsed, and shall accrue at the per annum rate (the “Note Rate”) of the greater of (i) five percent (5.00%), or (ii) the sum of the LIBOR Rate (as defined below) plus three and one-quarter percent (3.25%). “LIBOR Rate” means the one (1) month London Interbank Offered Rate which is identified and published by ICE Benchmark Administration for loans in United States dollars as obtained by Lender from Bloomberg Financial Service System (or, if no longer available, any similar or successor publication selected by Lender), as the same may change and/or be redetermined from time to time accordance with this Note. The LIBOR Rate will initially be determined on the date of the Loan Agreement and shall thereafter be adjusted monthly on each date that payments of principal and/or interest are due under this Note (each, a “Monthly Payment Date”) to the LIBOR Rate determined by Lender to be in effect on the Monthly Payment Date.

If Lender determines (which determination shall be conclusive absent manifest error) that LIBOR ceases to exist or is no longer available, then commencing on the next Monthly Payment Date, the LIBOR Rate shall change to such alternate base rate as Lender determines in its sole discretion to be most comparable to the LIBOR Rate, provided, if Lender determines in its sole discretion there is an industry accepted successor base rate, Lender may substitute such successor base rate.

1

Subject to the terms and conditions of Section 4.12 of the Loan Agreement, Borrower has the option to convert the Loan to a one (1) year term loan (the “Term Loan”).

Notwithstanding the foregoing, and pursuant to the terms of the Loan Agreement, should the Compensating Balance Amount (as defined in the Loan Agreement) fail to be maintained on any date during any calendar quarter (i.e., December 31, March 31, June 30 and September 30) during the term of the Loan (“Quarter”), the Note Rate that is applicable during such Quarter shall automatically be increased by one-quarter of one percent (0.25%) over the Note Rate that would otherwise be applicable for the next Quarter, retroactive to the beginning of such Quarter for the entirety of such Quarter (“Increased Rate”), which shall be payable as provided in the Section entitled PRINCIPAL AND INTEREST PAYMENTS below. Borrower shall pay to Lender, within ten (10) Business Days upon demand by Lender, an amount equal to the additional interest accruing under this Note during such Quarter by reason of the Increased Rate.

PRINCIPAL AND INTEREST PAYMENTS. Commencing on April 1, 2020, and continuing on the same day of each and every calendar month thereafter until the Maturity Date (as defined hereinafter), Borrower shall pay to Lender interest due, in arrears, based upon the actual number of days elapsed for that monthly period. In addition, Borrower shall pay Lender principal payments as may be necessary to ensure that the outstanding Advances do not exceed the Borrowing Base, in each case in accordance with the terms of the Loan Agreement.

In the event the Loan is converted to the Term Loan pursuant to Section 4.12 of the Loan Agreement, then:

(a) Commencing on April 1, 2022, and continuing on the same day of each and every calendar month thereafter until the Maturity Date (as extended pursuant to Section 4.12 of the Loan Agreement), Borrower shall pay to Lender monthly installment payments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance of this Note over a one hundred twenty (120) month period (measured for a 120 month period commencing as of the Conversion Date), with interest calculated using the Note Rate; and

(b) In addition to the monthly installment payments of principal and interest, as set forth in clause (a) above, commencing on June 1, 2022, and continuing on the last day of each March, June, September and December, Borrower shall pay to Lender quarterly installment payments of principal, each in an amount equal to twenty-five percent (25%) of the outstanding principal balance of this Note as of the Conversion Date.

Upon the Maturity Date, the entire unpaid obligation outstanding under this Note, the Loan Agreement and any other Loan Documents shall become due and payable in full.

All payments due hereunder, including payments of principal and/or interest, shall be made to Lender in United States Dollars and shall be in the form of immediately available funds acceptable to the holder of this Note.

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APPLICATION OF PAYMENTS. All payments received by Lender from, or for the account of Borrower, due hereunder shall be applied by Lender, in its sole and absolute discretion, in the following manner, or in any other order or manner as Lender chooses:

First. To pay any and all interest due, owing and accrued;

Second. To pay any and all costs, advances, expenses or fees due, owing and payable to Lender, or paid or incurred by Lender, arising from or out of this Note, the Loan Agreement, and the other Loan Documents; and

Third. To pay the outstanding principal balance on this Note.

All records of payments received by Lender shall be maintained at Lender’s office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower. The failure of Lender to record any payment or expense shall not limit or otherwise affect the obligations of Borrower under this Note.

MATURITY DATE. On March 13, 2022 (“Maturity Date”), the entire unpaid principal balance, and all unpaid accrued interest thereon, and all fees, costs, expenses, and other amounts, shall be due and payable without demand or notice, subject to acceleration as provided in this Note. In the event that Borrower does not pay this Note in full on the Maturity Date then, as of the Maturity Date and thereafter until paid in full, the interest accruing on the outstanding principal balance hereunder shall be computed, calculated and accrued on a daily basis at the Default Rate (as defined hereinafter). The Maturity Date may be extended in connection with the conversion of the Loan to the Term Loan pursuant to Section 4.12 of the Loan Agreement.

UNPAID INTEREST, CHARGES AND COSTS. Interest, late charges, costs or expenses that are not received by Lender within ten (10) calendar days from the date such interest, late charges, costs, or expenses become due, shall, at the sole discretion of Lender, be added to the principal balance and shall from the date due bear interest at the Default Rate.

HOLIDAY. Whenever any payment to be made under this Note shall be due on a day other than a Business Day, then the due date for such payment shall be automatically extended to the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of the interest portion of any payment due hereunder.

NO OFFSETS OR DEDUCTIONS. All payments under this Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, present or future taxes, present or future reserves, imposts or duties of any kind or nature, that are imposed or levied by or on behalf of any government or taxing agency, body or authority by or for any municipality, state or country. If at any time, present or future, Lender shall be compelled, by any Law, rule, regulation or any other such requirement which on its face or by its application requires or establishes reserves, or payment, deduction or withholding of taxes, imposts or duties, to act such that it causes or results in a decrease, reduction or deduction (as described above) in payment received by Lender, then Borrower shall pay to Lender such additional amounts, as Lender shall deem necessary and appropriate, such that every payment received under this Note, after such decrease, reserve, reduction, deduction, payment or required withholding, shall not be reduced in any manner whatsoever.

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DEFAULT. An Event of Default under the Loan Agreement shall constitute a default under this Note (hereinafter “Default”).

REMEDIES. Upon, or at any time after, the occurrence of a Default, or upon the occurrence of a breach or default under the Loan Documents, or under any other joint and/or several obligation or obligations of a Loan Party to Lender, Lender may, in its sole and absolute discretion declare the entire unpaid principal balance, together with all accrued and unpaid interest thereon, and all other amounts and payments due hereunder, immediately due and payable, without notice or demand.

DEFAULT RATE. From and after the occurrence of any Default in this Note whether by non-payment, maturity, acceleration, non-performance or otherwise, and until such Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest, costs and late charges) shall bear interest at a per annum rate equal to five percent (5%) over the Note Rate (“Default Rate”).

PREPAYMENT. Borrower shall have the right at any time, and from time to time, following prior or contemporaneous written notice to Lender, to prepay all or any portion of the principal amount outstanding on the Note, without premium or penalty. Any partial prepayment shall not result in a reamortization, deferral, postponement, suspension, or waiver of any other payments due under this Note.

LATE CHARGES. Time is of the essence for all payments and other obligations due under this Note. Borrower acknowledges that if any payment required under this Note is not received by Lender within ten (10) calendar days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such administrative expenses and loss of the use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount of the delinquent payment, together with interest accruing on the entire principal balance of this Note at the Default Rate, as provided above, shall be the amount of damages which Lender is entitled to receive upon Borrower’s failure to make a payment of principal or interest when due, in compensation therefor. Therefore, Borrower shall, in such event, without further demand or notice, pay to Lender, as Lender’s monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment (in addition to interest at the Default Rate). The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under any of the Loan Documents, or to declare a default hereunder or under any of the Loan Documents.

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COSTS AND EXPENSES. Borrower hereby agrees to pay any and all costs or expenses paid or incurred by Lender by reason of, as a result of, or in connection with, the enforcement of this Note or any other Loan Documents, including, but not limited to, any and all attorneys’ fees and related costs whether such costs or expenses are paid or incurred in connection with the enforcement of this Note and the other Loan Documents, or any of them, the protection or preservation of any collateral or security for this Note, or any other rights, remedies, or interests of Lender, whether or not suit is filed. Borrower’s agreement to pay any and all such costs and expenses includes, but is not limited to, costs and expenses incurred in, or in connection with, any bankruptcy proceeding, in enforcing any judgment obtained by Lender, and in connection with any and all appeals therefrom, and in connection with the monitoring of any bankruptcy proceeding and its effect on Lender’s rights and claims for recovery of the amounts due hereunder, any proceeding concerning relief from the automatic stay, use of cash collateral, proofs of claim, approval of a disclosure statement, or confirmation of, or objections to confirmation of, any plan of reorganization. All such costs and expenses are immediately due and payable to Lender by Borrower whether or not demand therefor is made by Lender.

WAIVERS. Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law, and all compensation of cross-demands, to the fullest extent allowed by law. No delay, omission or failure on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy of Lender.

MAXIMUM LEGAL RATE. This Note is subject to the express condition that at no time shall Borrower be obligated, or required, to pay interest on the principal balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrower is, at any time, required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and any portion of all prior interest payments in excess of such maximum rate shall be applied, or shall retroactively be deemed to have been payments made, in reduction of the principal balance, as the case may be.

AMENDMENT; GOVERNING LAW. This Note may be amended, changed, modified, terminated or canceled only by a written agreement signed by the party against whom enforcement is sought for any such action. This Note shall be governed by, and construed under the Laws of the State of Arizona.

AUTHORITY. Borrower, and each person executing this Note on Borrower’s behalf, hereby represents and warrants to Lender that, by its execution below, Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower without exception or limitation. In

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the event that this Note is executed by more than one person or entity, the liability hereunder shall be joint and several. Any married person who is obligated on this Note, directly or indirectly, agrees that recourse may be had to such person’s separate property in addition to any and all community property of such person.

USA PATRIOT ACT NOTICE. Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. Lender will ask for Borrower’s legal name, address, tax ID number or social security number and other identifying information. Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower, Guarantor or other related persons.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

BORROWER:

REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP

By:	/s/ Michael R. Burwell
Name:	Michael R. Burwell
Title:	General Partner

Signature Page to

Promissory Note

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Pledge”) is executed and delivered as of the 13th day of March, 2020, by REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP (“Borrower”), in favor of WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), with respect to the following facts:

Recitals

A. Lender has granted a credit facility (the “Loan”) to Borrower in the maximum principal amount of $10,000,000.00 pursuant to that certain Business Loan Agreement (Revolving Line of Credit and Term Loan Agreement) between Borrower and Lender of even date (the “Loan Agreement”), and as evidenced by that certain Promissory Note from Borrower to Lender of even date in that amount (the “Note”). Capitalized terms used but not defined herein shall have the meaning provided for them in the Loan Agreement.

B. Borrower is in the business of making loans secured by real property and is, or shall be, the owner and holder of promissory notes, including, without limitation, those more particularly described in Schedule 1 attached hereto (individually and collectively, the “Pledged Note”), made by obligors, including, without limitation, those identified in Schedule 1 attached hereto (individually and collectively, “Collateral Loan Obligor”) to Borrower, as Schedule 1 may be amended from time to time. Each Pledged Note, now or hereafter, evidences, or shall evidence, a loan by Borrower to a Collateral Loan Obligor (together with all other such loans made by Borrower, individually and collectively, the “Pledged Loan”). The term “Pledged Note” means not only the Pledged Notes identified in Schedule 1, but any promissory note executed by a party in favor of Borrower which promissory note is in the possession of Lender, including, without limitation, in the possession of any custodian or bailee of Lender, and any promissory note executed by a party in favor of Borrower which evidences a Borrower Loan (as defined in the Loan Agreement), now or hereafter.

C. In connection with the Pledged Notes, Borrower also is, or shall be, the beneficiary under deeds of trust or the mortgagee under mortgages, including, without limitation, those more particularly described in Schedule 1 attached hereto (individually and collectively, “Pledged Deed of Trust”), as Schedule 1 may be supplemented from time to time. Each Pledged Deed of Trust, now or hereafter, is, or shall be, security for a Pledged Note, and encumbers certain real property described in such Pledged Deed of Trust (at times hereinafter, the real property described in the Pledged Deeds of Trust, together with all improvements thereon and fixtures relating thereto, shall be referred to, individually and collectively, as the “Real Property”).

D. As an inducement to Lender to extend the Loan to or for the benefit of Borrower, and in consideration of credit heretofore, now or hereafter granted to Borrower by Lender, Borrower desires to secure the Loan and other obligations of Borrower to Lender, as herein defined, by granting Lender a security interest in the Pledged Note, the Pledged Deed of Trust and all other agreements, instruments and documents relating thereto.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, Borrower hereby agrees as follows:

1. Definitions.

(a) “Collateral Assignment” means the Collateral Assignment of each Pledged Deed of Trust and Pledged Note, duly executed and delivered by Borrower to Lender, assigning to Lender, in connection with each Pledged Loan, now or hereafter, all of Borrower’s right, title and interest in and to all beneficial interest under a Pledged Deed of Trust (or Pledged Deeds of Trust) securing such Pledged Loan, together with all Pledged Notes evidencing such Pledged Loan, all Additional Pledged Loan Documents (as hereinafter defined) relating to such Pledged Loan, and any Title Policy (as hereinafter defined) issued in connection with such Pledged Loan, and in form and content acceptable to Lender, in its sole and absolute opinion and judgment.

(b) “Event of Default” shall have the same meaning ascribed to that term in the Loan Agreement. In that regard, the occurrence of an Event of Default under the Loan Agreement shall constitute the occurrence of an Event of Default under this Pledge.

(c) “Obligations” means and includes all present and future obligations, indebtedness and liabilities of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, however acquired, arising under or in connection with the Loan or hereunder, and any and all other agreements, documents, guaranties, notes or instruments by Borrower in favor of Lender (“Other Agreements”), including the Loan Agreement, or by operation of law or otherwise, including, without limitation, all costs, expenses and reasonable attorneys’ fees incurred or paid by Lender in enforcing or attempting to enforce its rights with respect to this Pledge, the Loan, the Other Agreements, and the Pledged Property (each as herein defined) and in preserving, maintaining, protecting, selling, enforcing, foreclosing or otherwise disposing of the Pledged Property.

(d) “Obligor” means any Collateral Loan Obligor and any successors of a Collateral Loan Obligor as the obligor under a Pledged Note and Pledged Loan.

(e) “Pledge” means this Pledge and Security Agreement, as amended, modified or supplemented from time to time.

(f) “Pledged Property” means (i) each and every Pledged Note, and Borrower’s interest, rights and powers thereunder, (ii) each and every Pledged Deed of Trust, and Borrower’s interest, rights and powers thereunder, (iii) all other agreements, instruments and other documents given by a Collateral Loan Obligor to Borrower in connection with each and every Pledged Note and/or the Pledged Deed of Trust and/or the Pledged Loan (collectively, the “Additional Pledged Loan Documents”), and all of Borrower’s interest, rights and powers thereunder, (iv) Borrower’s records with respect to each and every Pledged Note, each and every Pledged Deed of Trust and each and every Pledged Loan, (v) all payments, collections, cash collateral, recoveries, and proceeds of each and every Pledged Note, each and every Pledged Loan, each and every Pledged Deed of Trust and any casualty insurance or condemnation proceeds payable to Lender thereunder, (vi) any and all policies of title insurance naming Borrower as the insured and issued in connection with each and every Pledged Loan (individually and collectively, “Title Policy”), and (vii) the proceeds and products of any and all of the foregoing.

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(g) All terms not specifically defined herein which are defined in the Uniform Commercial Code (“UCC”) as presently in effect in the State of California shall be construed in accordance with the definitions set forth in the UCC. All terms not specifically defined herein which are defined in the Loan Agreement shall have the meanings ascribed therein.

2. Assignment of Payments and Recoveries.

Borrower hereby assigns, pledges, transfers, hypothecates and sets over to Lender, as collateral security for the complete payment and performance of the Obligations when due, a first priority security interest in all of its right, title and interest in and to the Pledged Property as security for the Obligations including, but not limited to, the right to receive all payments, proceeds, and recoveries under the Pledged Property, and upon the occurrence and during the continuation of an Event of Default, the exclusive right to (a) receive and enforce the Pledged Property, (b) exercise the lender’s decision making authority thereunder, and (c) collect all payments and recoveries thereon and all proceeds thereof, to be applied by Lender to payment of the Loan and all fees, costs, and expenses incurred by Lender in connection with the Obligations. Upon the occurrence and during the continuation of an Event of Default, Lender’s rights hereunder shall include the exclusive right to collect and receive all payments, proceeds, and recoveries under and with respect to the Pledged Property, including, without limitation, the exclusive right to enforce the provisions of the Pledged Property in any manner Lender shall determine to be necessary or appropriate, including, without limitation, by judicial action or nonjudicial proceedings, and to otherwise bill for and account to Borrower for any and all payments, proceeds, and recoveries thereon as herein provided. Notwithstanding the foregoing assignment, Borrower, alone, and not Lender, shall be obligated to fulfill all of the monetary and non-monetary obligations of the lender to Collateral Loan Obligor under the Pledged Note, Pledged Deed of Trust and Additional Pledged Loan Documents.

Each Pledged Loan shall be identified by Lender with (i) the date and amount of each Pledged Note, (ii) the name of the Obligor, (iii) the identification of the Pledged Deed of Trust, and (iv) the identification of the Real Property. Such records of Pledged Loans shall be maintained at Lender’s office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower.

2.1 Unless and until all Obligations to Lender have been fully and finally satisfied and discharged, upon the occurrence of an Event of Default and during the continuance thereof, Lender shall have the sole right to receive any and all payments, proceeds and recoveries under or in connection with the Pledged Loan, and Lender shall have the right to notify Obligor to make all payments under the Loan to Lender. Notwithstanding the foregoing, Borrower shall bill and collect all payments due under and pursuant to the Pledged Loan and shall otherwise observe its standard loan servicing practices with respect to collection of such obligations in the ordinary course of its business. Borrower shall at all times monitor and verify compliance by the Obligor with all obligations under the Pledged Loan in accordance with its standard loan servicing policies, practices, and procedures.

2.2 Lender shall have the right to take any and all other actions as Lender determines to be necessary or appropriate in order to establish and perfect its rights and interests in and to the Pledged Property and in all payments, proceeds, and recoveries thereon.

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2.3 In exercising its rights under this Pledge, Lender shall have no duty to accelerate the maturity of the Loan or the Pledged Loan as a result of any breach or default by Obligor thereunder, or to file or commence any action or proceeding to enforce collection of the Loan or the Pledged Loan or to pursue and enforce any provisional remedies which may be permitted by the provisions of the Pledged Property or by Law, it being understood and agreed that Lender shall have the right to use its sole and absolute discretion in taking steps to collect on the Loan and Pledged Loan.

2.4 Borrower hereby appoints Lender as Borrower’s attorney in fact, with full power of substitution, to, upon the occurrence and during the continuation of an Event of Default, endorse and otherwise negotiate payment in any form made by Obligor under the Pledged Loan to or for the account of Lender, subject to the provisions of this Pledge. Obligor may conclusively rely upon all instructions, notices, requests for payment, and receipts given by Lender in connection with collection of the Pledged Loan.

2.5 Borrower hereby indemnifies, releases and holds harmless Lender from and against any and all losses, damages, claims, costs, and expenses, including reasonable, third party attorneys’ fees and related costs, suffered or incurred by Lender (except if such arises as a result of Lender’s gross negligence or willful misconduct) as a result of any action or proceeding taken by Lender in the collection and enforcement of the provisions of the Pledged Property as herein provided, or as a result of any nonaction by Lender in connection therewith.

2.6 In the event of any breach or default by Obligor in the payment or performance of any obligations under the Pledged Loan, then, so long as no Event of Default shall have then occurred and be continuing, Borrower shall proceed as provided in Section 5.8 of the Loan Agreement. Borrower shall comply with all of the following reporting requirements and other covenants:

2.6.1 Borrower shall maintain records of any and all payments, recoveries and proceeds of the Pledged Property that at any time are received by Borrower, or by any employee, officer, shareholder, agent, attorney, or other representative of Borrower, and shall promptly upon request provide copies of such records to Lender.

2.6.2 Until and unless all Obligations to Lender have been fully and finally satisfied and discharged, any and all payments, proceeds and recoveries upon the Pledged Property including, but not limited to, title to the Real Property, received by Borrower, or by any employee, officer, shareholder, agent, attorney, or other representative of Borrower shall be deemed to be received and held in trust for the sole benefit of Lender, subject to the provisions of this Pledge and the Loan Agreement.

2.6.3 Borrower shall notify Lender in writing of the commencement of any judicial or nonjudicial foreclosure action or proceedings relating to the Real Property that it becomes actually aware of, and any other material action or proceeding against Obligor with respect to the Pledged Property as herein provided, and shall deliver to Lender, within five (5) days after filing with any court or serving upon any party or attorney, true and complete copies of all pleadings, motions, and other papers delivered, served, issued, and/or filed by Borrower in connection with any such action and proceeding.

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2.6.4 Lender shall have the option of monitoring and participating in any and all such actions and proceedings by associating counsel of Lender’s choosing with Borrower’s counsel of record in such action or proceeding. Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right to intervene and take sole decision making control of the prosecution or defense of such action or proceeding at any time and from time to time, in Lender’s sole opinion and judgment.

2.6.5 Borrower shall not propose or enter into any settlement or release agreement with Obligor or any other obligor with respect to any Pledged Property included in the Borrowing Base, nor shall Borrower transfer, assign, or convey, whether directly or indirectly, any interest in such Pledged Property nor release or subordinate any lien on other Collateral included in the Borrowing Base without Lender’s prior written consent, which consent Lender may give or withhold in its sole discretion, opinion and judgment. In the event of any dispute, claim or defense raised by Obligor with respect to the obligations of Obligor under the Pledged Loan or the validity or enforceability of the Pledged Loan, whether or not in connection with any enforcement proceedings commenced by Lender, upon the occurrence and during the continuation of an Event of Default, Lender shall have the right to settle and compromise all such claims and disputes without the requirement of any consent or joinder of any of the other parties hereto.

2.7 In the event Borrower commences a judicial or nonjudicial foreclosure action or proceedings against Obligor pursuant to the provisions of this Pledge, and intends to proceed to sell or otherwise dispose, or to cause a sale or other disposition to be made, of the Real Property pursuant to any such action or proceedings in liquidation of the indebtedness under the Pledged Loan, then, Borrower shall proceed as set forth in Section 5.9 of the Loan Agreement.

2.8 Upon Lender’s actual receipt of payment in full of the Obligations, other than as a result of a foreclosure, Lender shall, upon written demand by Borrower, promptly execute and deliver to Borrower a written reassignment of the Pledged Property, without warranty or recourse, and release and relinquish possession of the Loan to Borrower. Any endorsement by Lender of the original Loan shall be expressly made without recourse or warranty.

2.9 Borrower shall require Obligor to maintain adequate insurance of the Real Property against loss or damage by fire and other risks as shall be required pursuant to the Pledged Loan, the Pledged Note, the Pledged Deed of Trust and the Additional Pledged Loan Documents, with Borrower to be the lender loss payable beneficiaries and/or additional insureds as their respective interests appear, and shall observe its standard loan servicing practices with respect to monitoring compliance with such requirements and force-placement of such insurance upon default.

2.10 In the event Borrower acquires title to or possession of the Real Property, Borrower (i) shall observe reasonable property management practices with respect to the management, maintenance, repair, and insurance of the Real Property, and (ii) to the extent provided by law, shall collect all rents and other income and proceeds and other rights generated from the Real Property and any insurance proceeds.

2.11 Should Borrower at any time become aware of the occurrence of any material loss, damage, destruction, waste, presence or release of any hazardous substance, or nuisance upon or from the Real Property (in each case, as determined by GAAP), Borrower shall promptly report to Lender, Borrower’s findings and such other information related to such occurrence as Lender may reasonably request.

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2.12 Borrower shall take all commercially reasonable steps necessary or appropriate to perfect, and maintain the perfected status and priority, of all security for the Pledged Loan, including, but not limited to, the perfected status and priority of the Pledged Deed of Trust and all other security interests in personal property and/or real property security. Without limiting the generality of the foregoing, Borrower shall cause to be filed at all appropriate locations all such financing statements as shall be required or permitted pursuant to the Pledged Loan, and all continuation statements extending the financing statements.

3. Representations, Warranties, Covenants and Waivers

Borrower hereby covenants, represents and warrants with and to Lender that (all of such covenants, representations and warranties being continuing in nature so long as any of the Obligations are outstanding):

3.1 There are no material documents or agreements between Collateral Loan Obligors and Borrower relating to the Pledged Loan except the Pledged Note, the Pledged Deed of Trust and any other documents which have been delivered to Lender.

3.2 To the best of Borrower’s knowledge, the Pledged Property is directly, legally and beneficially owned by Borrower free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description except for the first and prior pledge and security interest with respect thereto in favor of Lender, and no participations in the Pledged Property have been granted or promised by Borrower to any third party.

3.3 The Pledged Property is not subject to any restrictions relative to the transfer thereof, and Borrower has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions except as otherwise provided herein.

3.4 The Pledged Property is duly and validly pledged to Lender, and no consent or approval of any other third party was or is necessary to the validity and enforceability of this Pledge.

3.5 Borrower authorizes Lender to (i) store, deposit and safeguard the Pledged Property; (ii) after the occurrence and during the continuation of an Event of Default, perform any and all other acts which Lender in good faith deems reasonable and/or necessary for the protection and preservation of Lender’s security interest in the Pledged Property, including, without limitation, transferring, or arranging for the transfer of the Pledged Property to or in Lender’s own name and receiving the income therefrom as additional collateral for the Obligations; and (iii) pay any charges or expenses which Lender deems necessary for the foregoing purposes, but without any obligation to do so. Any obligation of Lender for reasonable care for the Pledged Property in Lender’s possession shall be limited to the same degree of care which Lender uses for similar property owned by Lender.

3.6 Borrower will pay all charges and assessments of any nature against the Pledged Property or with respect hereto prior to said charges and/or assessments being delinquent.

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3.7 Borrower shall promptly reimburse Lender on demand, together with interest at the rate provided in the Note, for any charges, assessments or expenses paid or incurred by Lender in its discretion for the protection and preservation and maintenance of the Pledged Property and the enforcement of Lender’s rights hereunder, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by Lender in seeking to protect, collect or enforce its rights in the Pledged Property or otherwise hereunder.

3.8 Borrower shall furnish Lender with such information concerning Obligor and the Pledged Property that has been delivered by Obligor to Borrower, as Lender may from time to time request, including, without limitation, current financial statements of Obligor or status of any foreclosure proceeding.

3.9 Except as otherwise contemplated by the Loan Agreement with respect to the removal of Pledged Loans included in the Borrowing Base at Borrower’s request, during the term of this Pledge, Borrower shall not directly or indirectly sell, assign, transfer, grant participation in or otherwise dispose of, or grant any option with respect to the Pledged Property included in the Borrowing Base, nor shall Borrower create, incur or (to the extent under Borrower’s control) permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property included in the Borrowing Base; provided that Borrower shall be permitted to sell Pledged Loans to third parties in arm-length transactions in the ordinary course of its business.

3.10 During the term of this Pledge, Borrower shall not materially modify, extend, or renew any terms of the Pledged Property, or release the lien of the Pledged Property without the prior consent of Lender, such consent not to be unreasonably withheld or delayed, except as otherwise contemplated by Section 5.2 of the Loan Agreement; provided that if such Pledged Property is included in the Borrowing Base, Borrower shall give Lender at least three Business Days’ prior written notice of any modification, extension or renewal. Borrower shall promptly provide Lender written notice and a copy of any amendment, modification or waiver made with respect to the Pledged Property.

3.11 Borrower shall reasonably perform such further reasonable acts and execute such additional reasonable instruments as are reasonably required by Lender to effectuate and implement this Pledge and the provisions hereof.

3.12 Borrower waives (i) the defense of the statute of limitations in any action upon any of the Obligations; and (ii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been indefeasibly paid in full. Lender is entitled to all of the benefits of a secured party set forth in Section 47-9207 of the UCC.

3.13 Collateral Loan Obligor is the sole obligor under the applicable Pledged Note.

3.14 The Pledged Note and the Pledged Deed of Trust and each of the Additional Pledged Loan Documents are currently in full force and effect in accordance with their terms and are the only agreements between the parties thereto pertaining to the indebtedness described in the Pledged Note; and the security interest in and lien upon the Real Property created by the Pledged Deed of Trust is valid and enforceable.

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3.15 Neither Borrower nor Obligor is in breach or default of their obligations under any terms or conditions of the Pledged Note, Pledged Deed of Trust or any of the Additional Pledged Loan Documents beyond all applicable notice and cure periods.

3.16 Borrower hereby confirms and agrees that there have been no material changes, additions, modifications or amendments to the Pledged Notes, Pledged Deeds of Trust or any of the Additional Pledged Loan Documents; provided that if such Pledged Property is included in the Borrowing Base, Borrower shall deliver evidence of such change, addition or modification to Lender as set forth in Section 3.10 hereto.

3.17 To Borrower’s knowledge, Obligor has no defense, charge, claim of offset, or other claims under the Pledged Note, Pledged Deed of Trust or any of the Additional Pledged Loan Documents, or otherwise, against payments due or to become due thereunder.

3.18 Borrower will execute an Allonge for the Pledged Note which is to be attached to the Pledged Note, and Borrower has delivered to Lender the Pledged Note.

4. Events of Default

The occurrence of an Event of Default under the Loan Agreement shall constitute and be deemed an Event of Default under this Pledge.

5. Remedies After Default

Upon the occurrence and during the continuation of an Event of Default:

5.1 In addition to all the rights and remedies of a secured party under applicable law (including the UCC), Lender shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all and each of which demand, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Pledged Property or any part thereof in one or more lots at public or private sale or sales at Lender’s offices or elsewhere at such prices and on such terms as Lender may deem best. The foregoing disposition(s) must be for cash or on credit or for future delivery without assumption of any credit risk by Lender, with Lender having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived or released by Borrower. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all reasonable costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Lender hereunder (including, without limitation, reasonable, third-party attorneys’ fees and legal expenses) shall be applied first to the satisfaction of the Obligations (in such order as Lender may elect and whether or not due) and then to the payment of any amounts required by applicable law, including Section 47-9610 of the UCC. Borrower shall be liable to Lender for the payment on demand of all such costs and expenses, together with interest at the default rate set forth in the Note, together with any reasonable attorneys’ fees if placed with an attorney for collection or enforcement. Borrower agrees that ten (10) days’ prior notice by Lender of the date after which a private sale may take place or a public auction may be held is reasonable notification of such matters and shall be deemed commercially reasonable under the UCC.

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5.2 All of the Lender’s rights and remedies, including but not limited to the foregoing and those otherwise arising under this Pledge, the Other Agreements, the instruments, agreements and securities comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Lender may deem expedient. No failure or delay on the part of Lender in exercising any of its options, powers or rights or partial or single exercise thereof shall constitute a waiver of such option, power or right.

5.3 Borrower agrees to pay to Lender, on demand, all reasonable, third party attorneys’ fees and all other costs and expenses incurred by Lender in the collection or attempted collection from Borrower of any Obligations and/or in the interpretation, enforcement or attempted enforcement by Lender of this Pledge or any other Loan Documents (as defined in the Loan Agreement), including, but not limited to, proceedings in any bankruptcy or other insolvency case or other proceedings concerning the Obligations, this Pledge or any other Loan Documents, in any manner, whether or not legal proceedings or suit are instituted, together with interest thereon at the rate applicable to the Note and including, without limitation, all attorneys’ fees and related costs of enforcement of any and all judgments and awards and upon any appeal relating thereto.

6. Further Assurances

Borrower agrees that at any time and from time to time upon the commercially reasonable written request of Lender, Borrower will execute and deliver such further commercially reasonable documents in form satisfactory to counsel for Lender, and will take or cause to be taken such further commercially reasonable acts as Lender may request in order to effect the purposes of this Pledge and perfect or continue the perfection of the security interest in the Pledged Property granted to Lender hereunder.

7. Miscellaneous

7.1 Except as otherwise provided in the Loan Documents , beyond the exercise of reasonable care to assure the safe custody of the Pledged Property while held by Lender hereunder, as provided in Section 3.5 hereof, Lender or Lender’s agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto. Lender shall have no obligation or duty to return or release its security interest in the Pledged Property except upon the written request of Borrower, at the sole expense of Borrower and only after all Obligations are indefeasibly paid in full.

7.2 No course of dealing between Borrower and Lender, nor any failure or delay by Lender to exercise any right, power or privilege under this Pledge, the Other Agreements or under any other agreements, instruments and documents executed and delivered in connection therewith shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Pledge shall be effective unless the same shall be in writing and signed by Lender, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

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7.3 This Pledge may not be changed, modified or amended, in whole or in part, except by a writing signed by Borrower and Lender. Obligor is not a party to or third party beneficiary of this Pledge, the Loan Agreement or the Note.

7.4 The provisions of this Pledge and the Other Agreements are severable, and if any clause or provision hereof or thereof shall be held invalid or unenforceable in whole or in part or in any jurisdiction, then such invalidity or unenforceability shall attach only to such clause or provision in any such jurisdiction or part hereof and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge or the Other Agreements in any jurisdiction.

7.5 This Pledge shall inure to the benefit of Borrower and Lender and their respective successors and assigns, and shall be binding upon Borrower and its successors and assigns until all of the Obligations have been indefeasibly paid in full.

7.6 BORROWER ACKNOWLEDGES THAT LENDER HAS EXTENDED OR MAY IN THE FUTURE EXTEND CREDIT TO BORROWER IN RELIANCE ON THE UNCONDITIONAL PLEDGE OF THE PLEDGED PROPERTY AS COLLATERAL SECURITY FOR THE PAYMENT AND PERFORMANCE WHEN DUE OF EACH AND EVERY ONE OF THE OBLIGATIONS, AND THE WAIVERS, WARRANTIES AND PROMISES MADE BY BORROWER IN THIS PLEDGE ARE REQUIRED TO ESTABLISH THE OBLIGATIONS OF BORROWER TO LENDER. BORROWER AGREES THAT EACH OF THE WAIVERS, WARRANTIES AND PROMISES SET FORTH IN THIS PLEDGE ARE MADE WITH BORROWER’S UNDERSTANDING OF THEIR SIGNIFICANCE AND CONSEQUENCES AND THAT THEY ARE REASONABLE. IF ANY WAIVERS, WARRANTIES AND PROMISES ARE DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, THE SAME SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

7.7 BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY OF LENDER’S OFFICERS OR EMPLOYEES HAVE MADE ANY PROMISE OR REPRESENTATION, WHETHER ORAL, WRITTEN OR IMPLIED, NOT INCORPORATED IN THIS PLEDGE, TO CAUSE BORROWER TO SIGN THIS DOCUMENT. THIS PLEDGE IS NOT SIGNED IN RELIANCE ON ANY PROMISE, CONDITION OR THE OCCURRENCE OF ANY EVENT AND THERE ARE NO ORAL UNDERSTANDINGS, STATEMENTS OR AGREEMENTS BETWEEN THE PARTIES WHICH HAVE NOT BEEN INCLUDED IN THIS PLEDGE.

7.8 JURY WAIVER. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS PLEDGE, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS PLEDGE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL

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BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS PLEDGE AND IN THE MAKING OF THIS WANER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WANER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

Borrow has initialed this Section 7.8 to further indicate its awareness and acceptance of each and every vision hereof.

Borrower’s Initials

8. Governing Law

This Pledge shall be deemed to have been made in California, and this Pledge shall be governed by and construed and enforced in accordance with the laws of the State of California.

9. Schedule 1 May be Amended and Supplemented

Schedule 1 attached hereto may be amended or supplemented from time to time, pursuant to a written amendment or supplement executed by Borrower and Lender, but regardless of whether Schedule 1 is supplemented, Pledged Notes shall include all promissory notes executed by a party in favor of Borrower which are in possession of Lender.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has caused these presents to be duly executed and delivered on the day and year first above written.

BORROWER:

REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, as Borrower

By:	/s/ Michael R. Burwell
Name:	Michael R. Burwell
Title:	General Partner

Address:
177 Bovet Road, suite 520
San Mateo, CA 94402

LENDER:

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Seth Davis
Name:	Seth Davis
Title:	Senior Vice President

Address:
2701 E. Camelback Road, Suite #110
Phoenix, Arizona 85016

Signature Page to

Pledge and Security Agreement

SCHEDULE 1